Filed Pursuant to Rule 424(b)(5)
Registration No. 333 - 221265

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
3.500% Senior Notes due 2026	$400,000,000	$48,480
3.800% Senior Notes due 2029	$750,000,000	$90,900
4.500% Senior Notes due 2049	$350,000,000	$42,420
Total	$1,500,000,000	$181,800

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To prospectus dated November 1, 2017)

Ingersoll-Rand Luxembourg Finance S.A.

$400,000,000 3.500% Senior Notes due 2026

$750,000,000 3.800% Senior Notes due 2029

$350,000,000 4.500% Senior Notes due 2049

Fully and unconditionally guaranteed by

Ingersoll-Rand plc

Ingersoll-Rand Global Holding Company Limited

Ingersoll-Rand Lux International Holding Company S.à r.l.

Ingersoll-Rand Irish Holdings Unlimited Company

Ingersoll-Rand Company

Ingersoll-Rand Luxembourg Finance S.A., a Luxembourg public company limited by shares (société anonyme) with a registered office at 1, avenue du Bois, L—1251 Luxembourg, Grand Duchy of Luxembourg registered with the Luxembourg Register of Commerce and Companies under number B189791 (“IR Lux” or the “Issuer”), an indirect, wholly-owned subsidiary of Ingersoll-Rand Public Limited Company (“IR plc”), is offering $400,000,000 aggregate principal amount of 3.500% Senior Notes due 2026 (the “2026 notes”), $750,000,000 aggregate principal amount of 3.800% Senior Notes due 2029 (the “2029 notes”) and $350,000,000 aggregate principal amount of 4.500% Senior Notes due 2049 (the “2049 notes” and, together with the 2026 notes and the 2029 notes, the “notes”).

Interest on the 2026 notes will be payable semi-annually in arrears on March 21 and September 21 of each year, beginning on September 21, 2019. Interest on the 2029 notes will be payable semi-annually in arrears on March 21 and September 21 of each year, beginning on September 21, 2019. Interest on the 2049 notes will be paid semi-annually in arrears on March 21 and September 21 of each year, beginning on September 21, 2019.

The notes will be senior unsecured obligations of the Issuer and will rank equally with all of the Issuer’s existing and future senior unsecured indebtedness. The notes will be guaranteed, fully and unconditionally as to the payment of principal of and premium, if any, and interest on the notes by each of IR plc, Ingersoll-Rand Global Holding Company Limited (“IR Global”), Ingersoll-Rand Lux International Holding Company S.à r.l. (“Lux International”), Ingersoll-Rand Irish Holdings Unlimited Company (“Irish Holdings”) and Ingersoll-Rand Company (“IR Company”), each of which is a wholly-owned subsidiary of IR plc. We refer to IR plc, IR Global, Lux International, Irish Holdings and IR Company as the “Guarantors.” The guarantees will be senior unsecured obligations of the Guarantors and will rank equally with all of the Guarantors’ existing and future senior unsecured indebtedness.

The Issuer may redeem all or part of the notes at any time prior to maturity at the redemption prices specified in this prospectus supplement. See “Description of the Notes—Optional Redemption of the Notes.” The Issuer must redeem all of the notes under the circumstances and at the redemption price described under the heading “Description of Notes—Special Mandatory Redemption.”

In the event of a Change of Control Triggering Event (as defined herein), the holders of the notes may require the Issuer to purchase all or part of their notes at the purchase price specified in this prospectus supplement.

Investing in the notes involves risks including those described in the “Risk Factors” section beginning on page S-11 of this prospectus supplement, page 3 of the accompanying prospectus and in our other filings with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Public Offering Price(1)		Underwriting Discount		Proceeds to the Issuer (before expenses)
	Per Note	Total	Per Note	Total	Per Note	Total
3.500% Senior Notes due 2026	99.895%	$399,580,000	0.625%	$2,500,000	99.270%	$397,080,000
3.800% Senior Notes due 2029	99.901%	$749,257,500	0.650%	$4,875,000	99.251%	$744,382,500
4.500% Senior Notes due 2049	99.738%	$349,083,000	0.875%	$3,062,500	98.863%	$346,020,500

(1)	Plus accrued interest, if any, from March 21, 2019, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not intend to list the notes on any securities exchange. Currently, there is no public market for the notes. The notes are new issues of securities with no established trading market.

We expect that delivery of the notes will be made to investors in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., against payment in New York, New York on or about March 21, 2019.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan

BNP PARIBAS	Credit Suisse	Deutsche Bank Securities
Mizuho Securities		MUFG

March 19, 2019

Prospectus Supplement

Prospectus

Neither we nor the underwriters have authorized anyone to provide you with information or make any representations about anything not contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus issued by us or the documents incorporated by reference in this prospectus supplement. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus supplement is correct as of any date after the date of

S-i

this prospectus supplement. Our business, results of operations, financial condition and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “the Company,” “we,” “us” and “our” refer, collectively, to IR plc and its consolidated subsidiaries, including the Issuer and the other Guarantors; the “Issuer” refers only to Ingersoll-Rand Luxembourg Finance S.A. and not to its subsidiaries or affiliates; and the “Guarantors” refers, collectively, to IR plc, IR Global, Lux International, Irish Holdings and IR Company and to each other guarantor who guarantees the notes under the indenture that governs the notes, but not to any of their subsidiaries or affiliates. References to the “Acquisition” in this prospectus supplement are references to our proposed acquisition of Precision Flow Systems (“PFS”), which includes the Milton Roy®, LMI®, Haskel®, BuTech®, Dosatron®, YZ Systems®, Williams® and Hartell® brands, from Silver II GP Holdings S.C.A. (“Silver II”), an affiliate of BC Partners Advisors L.P. and The Carlyle Group, for a purchase price of approximately $1.45 billion. References to the “Transaction” in this prospectus supplement are references to the proposed Acquisition, the related financing transactions, including the issuance of the notes, in connection therewith, and the payment of fees and expenses associated therewith.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we are offering to sell the notes using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein, and the additional information described below under the heading “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC of which this prospectus supplement and the accompanying prospectus form a part. This prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Any statement made in this prospectus supplement and the accompanying prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.ingersollrand.com. Information on our website does not constitute part of this prospectus supplement or the accompanying prospectus, and any references to this website or any other website are inactive textual references only.

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “IR”. Our SEC filings are also available at the office of the NYSE located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” in this prospectus supplement the information contained in documents we file with the SEC, which means that we disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read the information with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement, the following documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”),

•	Current Report on Form 8-K filed on February 11, 2019 (but only the information deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and

•

Definitive Proxy Statement on Schedule 14A filed on April 25, 2018 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017).

All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus supplement have been issued as described in this prospectus supplement, are deemed incorporated into and part of this prospectus supplement once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules. Any statement in this prospectus supplement or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus supplement.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus supplement and we will provide to you these materials free of charge. Please make your request to Evan M. Turtz, Secretary, c/o Ingersoll-Rand Company, 800-E Beaty Street, Davidson, North Carolina 28036, telephone (704) 655-4000.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus supplement, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “could,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share or debt repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements regarding our intent to acquire PFS; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. You are advised to review any further disclosures we make on related subjects in materials we file with or furnish to the SEC. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties—many of which are beyond our control—as well as potentially inaccurate assumptions, that could cause actual results to differ materially from our expectations and projections. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•	overall economic, political and business conditions in the markets in which we operate;

•	the demand for our products and services;

•	competitive factors in the industries in which we compete;

•

changes in tax laws and requirements (including tax rate changes, new tax laws, new and/or revised tax law interpretations and any legislation that may limit or eliminate potential tax benefits resulting from our incorporation in a non-U.S. jurisdiction, such as Ireland);

•	trade protection measures such as import or export restrictions and requirements, the imposition of tariffs and quotas or revocation or material modification of trade agreements;

•	the outcome of any litigation, governmental investigations, claims or proceedings;

•	the outcome of any income tax audits or settlements;

•	interest rate fluctuations and other changes in borrowing costs;

•	other capital market conditions, including availability of funding sources;

•	currency exchange rate fluctuations, exchange controls and currency devaluations;

•	availability of and fluctuations in the prices of key commodities;

•	impairment of our goodwill, indefinite-lived intangible assets and/or our long-lived assets;

•	climate change, changes in weather patterns, natural disasters and seasonal fluctuations;

•	the impact of potential information technology or data security breaches;

•	the strategic acquisition or divestiture of businesses, product lines and joint ventures; and

•	our ability to timely obtain, if ever, necessary regulatory approvals of the proposed Acquisition and to fully realize the expected benefits of the proposed Acquisition.

Additional risks and uncertainties can be found in the sections titled “Risk Factors” below, “Risk Factors” and “Cautionary Statement For Forward-Looking Statements” in our 2018 Form 10-K and “Risk Factors” in our subsequent quarterly reports on Form 10-Q as well as in our other filings with the SEC. Forward-looking statements speak only as of the date when made. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, before making an investment decision. See “Where You Can Find More Information.”

Ingersoll-Rand plc

Ingersoll-Rand plc, a public limited company incorporated in Ireland in 2009, and its consolidated subsidiaries, is a diversified, global company that provides products, services and solutions to enhance the quality, energy efficiency and comfort of air in homes and buildings, transport and protect food and perishables and increase industrial productivity and efficiency. Our business segments consist of Climate and Industrial, both with strong brands and highly differentiated products within their respective markets. We generate revenue and cash primarily through the design, manufacture, sale and service of a diverse portfolio of industrial and commercial products that include well-recognized, premium brand names such as Ingersoll-Rand®, Trane®, Thermo King®, American Standard®, ARO® and Club Car®.

To achieve our mission of being a world leader in creating comfortable, sustainable and efficient environments, we continue to focus on growth by increasing our recurring revenue stream from parts, services, controls, used equipment and rentals; and to continuously improve the efficiencies and capabilities of the products and services of our businesses. We also continue to focus on operational excellence strategies as a central theme to improving our earnings and cash flows.

Our business segments are as follows:

Climate

Our Climate segment delivers energy-efficient products and innovative energy services. It includes Trane® and American Standard® Heating & Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems, and commercial and residential building services, parts, support and controls; energy services and building automation through Trane Building Advantage and Nexia; and Thermo King® transport temperature control solutions. This segment had 2018 net revenues of $12,343.8 million.

Industrial

Our Industrial segment delivers products and services that enhance energy efficiency, productivity and operations. It includes compressed air and gas systems and services, power tools, material handling systems, ARO® fluid management equipment, as well as Club Car ® golf, utility and consumer low-speed vehicles. This segment had 2018 net revenues of $3,324.4 million.

The principal executive office of IR plc is located at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland, telephone +(353) (0) 18707400.

Ingersoll-Rand Luxembourg Finance S.A.

Ingersoll-Rand Luxembourg Finance S.A., a Luxembourg public company limited by shares (société anonyme) incorporated on August 21, 2014, and registered with the Luxembourg Register of Commerce and Companies under number B189791, is an indirect, wholly owned subsidiary of IR plc.

The registered office of IR Lux is located at 1, avenue du Bois, L-1251 Luxembourg, telephone +(352) 26649263.

Ingersoll-Rand Global Holding Company Limited

Ingersoll-Rand Global Holding Company Limited, a Delaware corporation, was formerly a Bermuda exempted company until it was incorporated under the laws of Delaware on January 31, 2014 pursuant to a domestication transaction. IR Global is the direct and indirect parent to several subsidiaries, including Ingersoll-Rand Company.

The principal executive office of IR Global is located at 800-E Beaty Street, Davidson, NC, telephone (704) 655-4000.

Ingersoll-Rand Lux International Holding Company S.à r.l.

Ingersoll-Rand Lux International Holding Company S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) incorporated on November 20, 2013 and registered with the Luxembourg Register of Commerce and Companies under number B182971, is an indirect, wholly owned subsidiary of IR plc.

The registered office of Lux International is located at 1, avenue du Bois, L-1251 Luxembourg, telephone +(352) 28571620.

Ingersoll-Rand Irish Holdings Unlimited Company

Ingersoll-Rand Irish Holdings Unlimited Company, an Irish private unlimited company incorporated on November 17, 1998, is a wholly owned subsidiary of IR plc.

The registered office of Irish Holdings is located at Monivea Road, Mervue, Galway, Ireland, telephone +(353) (0) 91703100.

Ingersoll-Rand Company

Ingersoll-Rand Company, a corporation incorporated in New Jersey on June 1, 1905, is an indirect, wholly-owned subsidiary of IR plc. IR Company is the direct and indirect parent to many of the Company’s operating subsidiaries.

The registered office of IR Company is located at 800-E Beaty Street, Davidson, NC, 28036, telephone (704) 655-4000.

The Transaction

The Proposed Acquisition

On February 11, 2019, we announced that we had made a binding offer to acquire PFS for an aggregate purchase price of approximately $1.45 billion. We expect to enter into a definitive securities purchase agreement for the proposed Acquisition upon completion of information and consultation processes with PFS employee representative bodies in applicable jurisdictions.

The consummation of this offering is not conditioned on the completion of the proposed Acquisition. If we are unable to complete the proposed Acquisition on or prior to January 31, 2020, or if our offer is terminated prior thereto, we will redeem all of the notes at a redemption price of 101% of the aggregate principal amount of each series of the notes, plus accrued and unpaid interest from the date of initial issuance or the most recent interest payment date to (but excluding) the date of redemption. See “Description of Notes—Special Mandatory Redemption.”

About PFS

PFS is a leading provider of fluid management systems with world class brands including Milton Roy®, LMI®, Haskel®, BuTech®, Dosatron®, YZ Systems®, Williams® and Hartell®. It serves mission critical applications including water, agriculture, food and beverage, pharmaceuticals and process industries. PFS generated sales of approximately $400 million in 2018, has approximately 1,000 employees and operates seven global manufacturing locations.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should read this prospectus supplement and the accompanying prospectus before making an investment in the notes. The “Description of the Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	Ingersoll-Rand Luxembourg Finance S.A.

Guarantors	Ingersoll-Rand Public Limited Company, Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Lux International Holding Company S.à r.l., Ingersoll-Rand Irish Holdings Unlimited Company and Ingersoll-Rand Company will fully and unconditionally guarantee the payment of principal of and the premium, if any, and interest on the notes.

Notes Offered	$400,000,000 aggregate principal amount of 3.500% Senior Notes due 2026.

$750,000,000 aggregate principal amount of 3.800% Senior Notes due 2029.

$350,000,000 aggregate principal amount of 4.500% Senior Notes due 2049.

Maturity Date	The 2026 notes will mature on March 21, 2026.

The 2029 notes will mature on March 21, 2029.

The 2049 notes will mature on March 21, 2049.

Interest Payment Dates	The notes will bear interest from and including March 21, 2019. The 2026 notes will bear interest at 3.500% per year, the 2029 notes will bear interest at 3.800% per year and the 2049 notes will bear interest at 4.500% per year, in each case calculated based on twelve 30-day months and a 360-day year.

Interest on the 2026 notes will be payable semi-annually in arrears on March 21 and September 21 of each year, beginning September 21, 2019, to the holders of record of such notes at the close of business on the preceding March 6 or September 6, whether or not such day is a business day.

Interest on the 2029 notes will be payable semi-annually in arrears on March 21 and September 21 of each year, beginning September 21, 2019, to the holders of record of such notes at the close of business on the preceding March 6 or September 6, whether or not such day is a business day.

Interest on the 2049 notes will be payable semi-annually in arrears on March 21 and September 21 of each year, beginning, September 21, 2019, to the holders of record of such notes at the close of business on the preceding March 6 or September 6, whether or not such day is a business day.

Additional Amounts	All payments made by the Issuer or any Guarantor (except IR Global and IR Company) or any successor to such Issuer or Guarantor (except IR Global and IR Company) under or with respect to the notes or the guarantees in respect of interest and principal will be made without tax withholding or deductions, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we will pay to each beneficial owner such additional amounts as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts which would have been received by the beneficial owner had no such withholding or deduction been required, subject to certain exceptions set forth under “Description of the Notes—Additional Amounts.”

Ranking	The notes and the guarantees will be senior unsecured obligations of, respectively, the Issuer and each Guarantor and will:

•	rank equally in right of payment with all of the Issuer’s and each Guarantor’s existing and future senior unsecured indebtedness;

•	rank senior in right of payment to all of the Issuer’s and each Guarantor’s future subordinated indebtedness;

•	be effectively subordinated in right of payment to any existing and future secured indebtedness of the Issuer and each Guarantor to the extent of the collateral securing such indebtedness; and

•	be structurally subordinated in right of payment to indebtedness of IR plc’s subsidiaries (other than the Issuer and the Guarantors).

Optional Redemption	The Issuer may redeem the 2026 notes, the 2029 notes and the 2049 notes, respectively, in whole or in part at any time prior to January 21, 2026 (two months prior to the maturity date of the 2026 notes), December 21, 2028 (three months prior to the maturity date of the 2029 notes) and September 21, 2048 (six months prior to the maturity date of the 2049 notes), respectively, at a redemption price equal to the greater of 100% of the principal amount of such notes to be redeemed and a “make-whole” redemption price as described under “Description of the Notes—Optional Redemption of the Notes,” in either case, plus accrued and unpaid interest to the date of redemption.

The Issuer may redeem the 2026 notes, the 2029 notes and the 2049 notes, respectively, in whole or in part at any time on or after January 21, 2026 (two months prior to the maturity date of the 2026 notes), December 21, 2028 (three months prior to the maturity date of the 2029 notes) and September 21, 2048 (six months prior to the maturity date of the 2049 notes), respectively, at a redemption price equal to 100% of the principal amount of each respective series of notes being redeemed, plus accrued and unpaid interest thereon up to, but not including, the redemption date. See “Description of the Notes—Optional Redemption of the Notes.”

Tax Redemption	If, as a result of certain tax law changes, the Issuer or any Guarantor (except IR Global and IR Company) would be obligated to pay additional amounts in respect of withholding taxes or certain other tax indemnification payments with respect to any series of the notes, and such obligation cannot be avoided by taking reasonable measures available to the Issuer or such Guarantor, the Issuer or such Guarantor may redeem the notes of such series in whole, but not in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, and all additional amounts, if any, then due or becoming due on the redemption date. See “Description of the Notes—Optional Redemption.”

Special Mandatory Redemption of Notes	In the event that we do not complete the proposed Acquisition of PFS on or prior to January 31, 2020, or the offer is terminated at any time prior thereto, we will redeem all of the notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of each series of the notes, plus accrued and unpaid interest from the date of initial issuance or the most recent interest payment date to but excluding the special mandatory redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). See “Description of the Notes—Special Mandatory Redemption.”

Change of Control	Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of the Notes—Change of Control”), unless the Issuer has exercised its right to redeem the notes, each holder of the notes will have the right to require the Issuer to purchase all or a portion of such holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

Covenants	The Issuer will issue the notes under an indenture to be entered into with the Guarantors and Wells Fargo Bank, National Association, as trustee.

The indenture will contain limitations on, among other things:

•	IR plc and its restricted subsidiaries’ ability to incur indebtedness secured by certain liens;

•	IR plc and its restricted subsidiaries’ ability to engage in certain sale and leaseback transactions; and

•	the Issuer and each Guarantor’s ability to consolidate or merge with or into, or sell substantially all of its assets to, another person.

These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of the Notes.” The notes will also contain certain events of default.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $1,484.8 million after deducting the underwriters’ discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to finance the proposed Acquisition; to pay fees and expenses associated with the Transaction; and/or for general corporate purposes. See “Use of Proceeds.”

Form and Denomination	The notes will be issued in fully registered book-entry form and will be represented by global notes without interest coupons. The global notes will be deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”) in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described under “Description of the Notes—Book-Entry Form.”

The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Additional Issuances	The Issuer may, at any time, without the consent of the holders of the notes offered hereby, issue additional notes of the same series having the same ranking and the same interest rate, maturity and other terms as any series of notes offered hereby. Any such additional notes having such similar terms, together with the notes of such series offered hereby, may constitute a single series of notes under the indenture, provided that if the additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will have a different CUSIP number.

No Listing	The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Risk Factors	See “Risk Factors” beginning on page S-11 of this prospectus supplement and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.

For additional information regarding the notes, please read “Description of the Notes” in this prospectus supplement.

RISK FACTORS

Investing in the notes involves various risks, including the risks below. You should carefully consider the following risk factors and the risk factors included in the accompanying prospectus and in our 2018 Form 10-K and all other information contained in this prospectus supplement before investing in the notes.

Risks Related to the Notes

The Issuer’s and the Guarantors’ holding company structure and the fact that the notes are effectively subordinated to the Issuer’s and each Guarantor’s secured debt to the extent of the value of the assets securing such debt, and structurally subordinated to all the indebtedness and other liabilities of each Guarantor’s subsidiaries, may impact your ability to receive payment on the notes. In addition, the Issuer currently has no material assets or operations and therefore will be dependent upon funds received from the Guarantors and other IR plc subsidiaries to service the notes.

The Issuer and the Guarantors are primarily holding companies, and a significant amount of the assets of the Issuer and each Guarantor is held by, and the Issuer’s and each Guarantor’s operations are conducted through, its subsidiaries. As a result, the Issuer and each Guarantor is primarily dependent upon the earnings of its subsidiaries and the distribution to it of earnings, loans or other payments by its subsidiaries for cash flow. In addition, the Issuer currently has no material assets or operations. Accordingly, the Issuer will be primarily dependent upon funds received from the Guarantors and other IR plc subsidiaries, and the Guarantors will be primarily dependent on the earnings of their subsidiaries, to service the notes. In the event that the Issuer does not receive funds from the Guarantors or other IR plc subsidiaries, the Issuer may be unable to make the required principal and interest payments on the notes. The subsidiaries of the Issuer and each Guarantor are separate and distinct legal entities and have no obligation to pay any amounts due on the debt of the Issuer or any Guarantor or to provide any of them with funds for any payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances to the Issuer or any Guarantor by any respective subsidiary could be subject to statutory or contractual restrictions. Payments to the Issuer and each Guarantor by any of their respective subsidiaries will also be contingent upon such subsidiary’s earnings and business considerations.

The notes will effectively be subordinated to all of the Issuer’s existing and future secured debt to the extent of the value of the assets securing such debt, and the guarantees will effectively be subordinated to all of the Guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt. As of December 31, 2018, neither the Issuer nor any Guarantor had any material secured long-term indebtedness outstanding.

The claims of creditors of any subsidiary of the Issuer or any Guarantor will be required to be paid prior to the holders of the notes to the extent such creditors have a claim (if any) against such subsidiary. The right of the Issuer or any Guarantor to receive any assets of any respective subsidiary upon the foreclosure, dissolution, winding-up, liquidation, reorganization or bankruptcy proceeding of any such subsidiary, and therefore the right of the holders of the notes to participate in those assets, would be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors. In addition, even if the Issuer or a Guarantor were a creditor of such subsidiary, their rights as a creditor would be effectively subordinated to any security interest in the subsidiary and any indebtedness of the subsidiary senior to that held by the Issuer or such Guarantor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

The covenants in the indenture that governs the notes provide limited protection to holders of notes.

The indenture governing the notes contains covenants limiting IR plc and its restricted subsidiaries’ ability to create certain liens and enter into certain sale and lease-back transactions and the Issuer’s and each Guarantor’s ability to consolidate or merge with, or sell, convey or lease all or substantially all our assets to, another person. However, the covenants addressing limitations on liens and on sale and lease-back transactions do not apply directly to any of IR plc’s subsidiaries other than “restricted subsidiaries” (as defined under “Description of the Notes”) and will contain exceptions that will allow us to incur liens with respect to material assets. See “Description of the Notes—Certain Covenants.” In light of these exceptions, your notes may be structurally or effectively subordinated to new lenders. The indenture does not limit the amount of additional debt that we or our subsidiaries may incur.

Upon the occurrence of a Change of Control Triggering Event, you will have the right to require us to repurchase the notes as provided in the indenture governing the notes. However, the Change of Control Triggering Event provisions will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by us generally will not constitute a Change of Control that would potentially lead to a Change of Control Triggering Event. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the Holders. If any such transaction were to occur, the value of the notes could decline.

We may not have sufficient cash to purchase the notes upon a Change of Control Triggering Event.

As described under “Description of the Notes—Change of Control,” the Issuer will be required to offer to purchase all of the notes upon the occurrence of a Change of Control Triggering Event. The Issuer may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to purchase the notes under such circumstances. If the Issuer were unable to purchase the notes upon the occurrence of a Change of Control Triggering Event, it would result in an event of default under the indenture governing the notes.

Our existing and future indebtedness may limit cash flow available to invest in the ongoing needs of our business, which could prevent us from fulfilling our obligations under the notes.

Our total indebtedness at December 31, 2018 was $4,091.3 million. We have the ability to incur substantial additional indebtedness in the future, including through additional debt offerings and pursuant to our existing credit agreements, under which credit agreements we had borrowing capacity of at least $2.0 billion as of December 31, 2018.

Our level of indebtedness and our ability to incur additional indebtedness could have important consequences to you. For example, it could:

•	adversely impact the trading price for, or the liquidity of, the notes;

•

require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increase our vulnerability to adverse economic or industry conditions;

•	adversely affect our ability to obtain additional financing on favorable terms or at all in the future; and

•	place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness.

Any failure to comply with covenants in the instruments governing our debt could result in an event of default which, if not cured or waived, would have a material adverse effect on us.

Your ability to transfer the notes may be limited by the absence of an active trading market, and we cannot assure you that an active trading market will develop for the notes.

Each series of notes is a new issue of securities for which there is no established public market. We do not intend to apply for a listing of the notes on any national securities exchange or to arrange for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to do so and they may discontinue their market-making activities at any time in their sole discretion without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for any series of the notes.

The liquidity of the market for the notes will depend on a number of factors, including among other things:

•	the number of holders of the notes;

•	our operating performance and financial condition;

•	the market for similar securities and general market conditions;

•	our prospects and the prospects for companies in our industry generally;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Federal and state laws and Luxembourg and Irish law allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

The issuance by a Guarantor of its guarantee may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of the Guarantor. Under the U.S. bankruptcy law and comparable provisions of state fraudulent transfer and conveyance laws, any guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other existing and future debts of that guarantor if, among other things, and depending upon the jurisdiction whose laws are applied, the Guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some jurisdictions, when payments came due under such guarantee:

•	issued the guarantee with the intent of hindering, delaying or defrauding any present or future creditor; or

•

received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was engaged in a business or transaction for which the Guarantor’s remaining assets constituted unreasonably small capital or (3) intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they matured.

The measures of insolvency for the purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:

•	the sum of its existing debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become due; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standard that a court would use to determine whether or not the Guarantors were solvent upon issuance of their guarantees, or regardless of the actual standard applied by the court, that the issuance of a guarantee would not be voided or subordinated to the Issuer’s or the Guarantors’ other debt.

If a guarantee were legally challenged, it could also be subject to the claim that, since the guarantee was incurred for the benefit of the Issuer, and only indirectly for the benefit of the Guarantor, the obligations of the Guarantor were incurred for less than fair consideration. A court could therefore void the obligations under the guarantee or subordinate the guarantee to the Guarantor’s other debt or take other action detrimental to you. If a court voided the guarantee, you would no longer have a claim against the Guarantor for amounts owed in respect of the guarantee. In addition, a court might direct you to repay any amounts already received from Guarantor under the guarantee. If a court were to void the guarantee, funds may not be available from other sources to pay our obligations under the notes.

The guarantee of the notes by IR plc may be subject to review under Irish law in the following circumstances:

•

IR plc having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (reserved for companies deemed to have a reasonable prospect of survival), and the court approves a scheme for the compromise of debts of IR plc setting aside part or all of the obligations of IR plc under the guarantee;

•

IR plc, having become the subject of liquidation proceedings within six months (or two years if the guarantee is given in favor of anyone who is, in relation to IR plc, a “connected person” as defined in Section 559 (1) of the Companies Act 2014 of Ireland)) of issuing the guarantee, is made the subject of an application by the liquidator, on behalf of IR plc, to the Irish courts to void the guarantee on the grounds that the issuance of the guarantee constituted a preference over other creditors at a time when IR plc was insolvent;

•

if IR plc were wound up, the Irish courts, on the application of a liquidator or creditor, may, if it can be shown that the guarantee or any payments made thereunder constituted a fraud on IR plc, order a return of payments made by IR plc under the guarantee; or

•	if the guarantee is challenged on the grounds that there was no corporate benefit to IR plc in entering into the guarantee.

IR Lux and Lux International are organized in Luxembourg, IR plc and Irish Holdings are organized in Ireland, and a substantial portion of our assets are located outside the United States. As a result, you may have difficulty enforcing, or may be unable to enforce, judgments obtained in the United States.

IR Lux and Lux International are organized under the laws of Luxembourg, IR plc and Irish Holdings are organized under the laws of Ireland, and a substantial portion of our respective assets are located outside the United States. As a result, it may not be possible to enforce court judgments obtained in the United States against us or our directors or officers (whether based on the civil liability provisions of U.S. federal or state securities laws, New York law as the governing law of the notes, indenture and guarantees or otherwise) in Luxembourg, Ireland or in countries other than the United States where we have assets. We have been advised by our legal advisors in each of Luxembourg and Ireland, respectively, that the United States does not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters with either Luxembourg or Ireland. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States, whether based on U.S. federal or state securities laws or otherwise, would not automatically be enforceable (and may not be enforceable at all) in Luxembourg or Ireland. Furthermore, you will not be able to bring a lawsuit or otherwise seek any remedies under the laws of the United States or any states therein (“U.S. Law”), including remedies available under the U.S. federal securities laws, in courts of Luxembourg or Ireland (otherwise than in relation to agreements governed by U.S. Law where Luxembourg or Irish courts have accepted jurisdiction to hear the matter). See “Service of Process and Enforcement of Liabilities” for further information.

If we do not complete the proposed Acquisition within the timeframe set out in the indenture governing the notes, we will be required to redeem the notes and as a result you may not obtain your expected return on the notes.

We may not be able to consummate the proposed Acquisition within the timeframe specified under “Description of Notes—Special Mandatory Redemption.” Our ability to consummate the proposed Acquisition is subject to various closing conditions, many of which are beyond our control. If we are not able complete the proposed Acquisition on or prior to January 31, 2020, or if the offer is terminated at any time prior to that date, we will be required to redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount of each series of the notes, plus accrued and unpaid interest from the date of initial issuance or the most recent interest payment date to but excluding the special mandatory redemption date. If we are required to redeem the notes pursuant to the mandatory redemption provisions, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from a special mandatory redemption in an investment that results in a comparable return. Your decision to invest in the notes is made at the time of the offering of the notes. You will have no rights under the mandatory redemption provision as long as the proposed Acquisition closes, nor will you have any right to require us to repurchase your notes if, between the closing of the notes offering and the closing of the proposed Acquisition, we experience any changes in our business or financial condition, or if the terms of the proposed Acquisition or the financing thereof change. There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the notes, and such holders will therefore be subject to the risk that we may be unable to finance the special mandatory redemption if it is triggered.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $1,484.8 million, after deducting the underwriters’ discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to finance the proposed Acquisition; to pay fees and expenses associated with the Transaction; and/or for general corporate purposes.

CAPITALIZATION

The following table sets forth the capitalization of IR plc as of December 31, 2018:

•	on an actual basis; and

•	on an as adjusted basis to give effect to this offering and the application of the net proceeds therefrom as described under the caption “Use of Proceeds.”

You should read the following table in conjunction with the consolidated financial statements and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in IR plc’s 2018 Form 10-K, as well as the section of this prospectus supplement entitled “Use of Proceeds.”

	As of December 31, 2018
	Actual	As adjusted
	(in millions)
Cash and cash equivalents	$903.4	$2,388.2
Short-term obligations:
Short-term borrowings and current maturities of long-term debt	350.6	350.6

Long-term obligations:
The 2026 notes offered hereby(1)	—	399.6
The 2029 notes offered hereby(1)	—	749.3
The 2049 notes offered hereby(1)	—	349.1
Other long-term obligations(2)	3,740.7	3,740.7
Total debt	4,091.3	5,589.3
Total equity	7,064.8	7,064.8

Total capitalization	$11,156.1	$12,654.1

(1)	Excludes the underwriters’ fees and estimated offering expenses payable by us.
(2)	Excludes the current maturities of long-term debt.

DESCRIPTION OF THE NOTES

The notes are to be issued as separate series of senior debt securities under the indenture, dated as of February 21, 2018, among the Issuer, IR plc, IR Global, Lux International, Irish Holdings and IR Company, as guarantors, and Wells Fargo Bank, National Association, as trustee.

The Issuer will issue the notes of each series pursuant to a supplemental indenture setting forth specific terms applicable to the notes of such series. The statements under this caption relating to the notes and the indenture, including any supplemental indentures (collectively, the “indenture”), are brief summaries only, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture and the notes, forms of which are available from us. In addition, the following description is qualified in all respects by reference to the actual text of the indenture and the form of the notes. We urge you to read the indenture because it, and not this description, will define your rights as a holder of the notes.

As used in this Description of the Notes, “IR Parent” means IR plc until another person has succeeded to it pursuant to the applicable provisions of the indenture, and thereafter “IR Parent” means such successor person.

Capitalized terms used herein but not defined have the meanings set forth in the accompanying prospectus or the indenture.

General

In this offering, the 2026 notes initially will be limited to $400,000,000 aggregate principal amount, the 2029 notes initially will be limited to $750,000,000 aggregate principal amount and the 2049 notes initially will be limited to $350,000,000 aggregate principal amount. The notes will constitute separate series of securities under the indenture. The Issuer may, at any time, without the consent of the holders of the notes issued hereby, issue additional notes of any series having the same ranking and the same interest rate, maturity and other terms as the notes of such series issued hereby. Any additional notes of any series having such similar terms, together with the notes of such series issued hereby, may constitute a single series of notes under the indenture; provided, however, if the additional notes are not fungible with the notes of such series issued hereby for U.S. federal income tax purposes, such additional notes will have a different CUSIP number.

The notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The 2026 notes will mature on March 21, 2026, the 2029 notes will mature on March 21, 2029 and the 2049 notes will mature on March 21, 2049, in each case unless earlier redeemed by the Issuer. Upon surrender, the notes will be repaid at 100% of the principal amount thereof.

All payments of interest and principal will be payable in United States dollars. The notes will be issued only in book-entry form through the facilities of The Depository Trust Company, except in certain circumstances described in “—Book-Entry Form.”

Principal, interest and any premium on the notes will be paid at the place or places that the Issuer will designate for such purposes. However, the Issuer, at its option, may make interest payments by check mailed or funds transferred to persons in whose names the debt securities are registered. Payment of interest on a note which is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that note is registered at the close of business on the regular record date for that interest payment. The Issuer will pay the principal of (and premium, if any, on) registered notes only against surrender of those notes.

In any case where any interest payment date, redemption date or stated maturity of the notes shall not be a business day at any place of payment, then (notwithstanding any other provision of the indenture or of the notes or the guarantees) payment of principal (and premium, if any) or interest, if any, need not be made at such place of payment on such date, but may be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date or redemption date, or at the stated maturity, provided that no interest shall accrue for the period from and after such interest payment date, redemption date or stated maturity, as the case may be.

The indenture provides that each holder of notes consents to the Issuer or any Guarantor applying to a court of competent jurisdiction for an order sanctioning, approving, consenting to or confirming a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of an undenominated capital account as a distributable reserve. The indenture provides that each holder agrees that the trustee, on behalf of the holder, is authorized and directed to give its consent to any such reduction.

The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Interest Payments

The notes will bear interest from and including March 21, 2019. The 2026 notes will bear interest at 3.500% per year, the 2029 notes will bear interest at 3.800% per year and the 2049 notes will bear interest at 4.500% per year, in each case calculated based on twelve 30-day months and a 360-day year. Interest on the 2026 notes will be payable semiannually in arrears on March 21 and September 21 of each year, beginning September 21, 2019, to the holders of record of such notes at the close of business on the preceding March 6 or September 6, whether or not such day is a business day. Interest on the 2029 notes will be payable semiannually in arrears on March 21 and September 21 of each year, beginning September 21, 2019, to the holders of record of such notes at the close of business on the preceding March 6 or September 6, whether or not such day is a business day. Interest on the 2049 notes will be payable semiannually in arrears on March 21 and September 21 of each year, beginning September 21, 2019, to the holders of record of such notes at the close of business on the preceding March 6 or September 6, whether or not such day is a business day.

Ranking

The notes will be unsecured, unsubordinated obligations of the Issuer and will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Issuer. Because the notes will not be secured, they will be effectively subordinated to any existing and future secured indebtedness of the Issuer to the extent of the value of the collateral securing that indebtedness. The notes will also be subordinated to the liabilities of any future subsidiaries of the Issuer.

Guarantee

Payment of the principal of (and premium, if any, on) and interest on the notes, and all other amounts due under the indenture, will be fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Guarantors. The guarantees of the notes will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Guarantors. Because the guarantees will not be secured, they will be effectively subordinated to any existing and future secured indebtedness of the Guarantors to the extent of the value of the collateral securing that indebtedness. The guarantees will also be subordinated to the liabilities of the subsidiaries of the Guarantors that do not guarantee the notes.

The obligations of each Guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Additional Amounts

All payments made by the Issuer or any Guarantor (except IR Global and IR Company) or a successor to the Issuer or such Guarantor (except IR Global and IR Company) (each a “Payor”) on the notes in respect of interest, premium (if any) and principal will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)

any jurisdiction from or through which payment on the notes or the applicable guarantee is made in respect of interest, premium or principal, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(2)

any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clauses (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the notes in respect of interest, premium or principal, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of the notes or the guarantee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)

any Taxes that would not have been so imposed but for the existence of any present or former connection between the beneficial owner (or between a fiduciary, settlor, beneficiary, partner, member, shareholder or other holder of equity interests of, or possessor of power over, the relevant beneficial owner, if the relevant beneficial owner is an estate, nominee, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including the beneficial owner being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such note or enforcement of rights thereunder or under the guarantee or the receipt of payments in respect thereof;

(2)

any Taxes that would not have been so imposed if the beneficial owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant beneficial owner at that time has been notified (in accordance with the procedures set forth in the indenture) by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)

any note presented for payment (where presentation is permitted or required) more than 30 days after the relevant payment is first made available for payment to the beneficial owner (except to the extent that the beneficial owner would have been entitled to Additional Amounts had the note been presented during such 30 day period);

(4)	any Taxes that are payable otherwise than by withholding or deduction from a payment of the principal of, premium, if any, or interest, on the notes or under the guarantee;

(5)	any estate, inheritance, gift, value, use, sale, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(6)	any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant note to another Paying Agent;

(7)

any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any treaty, law, regulation or other official guidance in any other jurisdiction implementing an intergovernmental approach thereto;

(8)

any withholding or deduction imposed pursuant to the Luxembourg law of 23 December 2005 as amended, introducing a withholding tax on certain interest payments made or ascribed by Luxembourg paying agents to Luxembourg resident individuals; or

(9)	any Taxes imposed or levied by reason of any combination of clauses (1) through (8) above.

Such Additional Amounts will also not be payable where, had the beneficial owner of the note been the holder of the note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (9) inclusive above.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each holder. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the trustee by the holders of the notes upon request and will be made available at the offices of the Paying Agent.

At least 30 days prior to each date on which any payment under or with respect to the notes or the guarantee is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders on the payment date. Each such officer’s certificate shall be relied upon until receipt of a further officers’ certificate addressing such matters.

The indenture will further provide that, if the Payor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the notes or the guarantee, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such holders or beneficial owners as if references in such provision to “Taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or governmental authority therein).

Wherever in the indenture, the notes, the guarantee or this description of the notes there are mentioned, in any context:

(1)	the payment of principal or premium (if any),

(2)	purchase prices in connection with a purchase of notes,

(3)	interest, or

(4)	any other amount payable on or with respect to the notes or the guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any notes or any other document or instrument referred to therein (other than a transfer of the notes), or the receipt of any payments with respect to the notes or the guarantee, excluding (i) any such taxes, charges or similar levies imposed by Luxembourg in case the notes or the guarantee (and/or any documents in connection therewith) are (a) enclosed to a compulsorily registrable deed within a mandatory deadline (acte obligatoirement enregistrable dans un délai de rigueur) or (b) deposited with the official records of a notary (déposé au rang des minutes d’un notaire) and (ii) any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the notes, the guarantee or any other such document or instrument following the occurrence of any Event of Default with respect to the notes.

The foregoing obligations will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or otherwise considered a resident for tax purposes or any political subdivision or governmental authority or agency thereof or therein.

Optional Redemption of the Notes

The Issuer may, at its option, redeem the notes of any series in whole or in part at any time and from time to time.

Prior to January 21, 2026 (two months prior to the maturity date of the 2026 notes) in the case of the 2026 notes, prior to December 21, 2028 (three months prior to the maturity date of the 2029 notes) in the case of the 2029 notes and prior to September 21, 2048 (six months prior to the maturity date of the 2049 notes) in the case of the 2049 notes, the notes will be redeemable at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, or

•

as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such series of notes matured on the Par Call Date (except that, if the redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced (solely for the purpose of this calculation) by the amount of interest accrued thereon to the redemption date), discounted to the redemption date on a semi-annual basis at a discount rate equal to the Adjusted Treasury Rate plus 15 basis points in the case of the 2026 notes, 20 basis points in the case of the 2029 notes and 25 basis points in the case of the 2049 notes.

The Issuer will have the option to redeem the 2026 notes, the 2029 notes and the 2049 notes, respectively, in whole or in part at any time on or after January 21, 2026 (two months prior to the maturity date of the 2026 notes), December 21, 2028 (three months prior to the maturity date of the 2029 notes) and September 21, 2048 (six months prior to the maturity date of the 2049 notes), respectively, at a redemption price equal to 100% of the principal amount of each respective series of notes being redeemed, plus accrued and unpaid interest thereon up to, but not including, the redemption date.

In the case of any redemptions, the Issuer will pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

The Issuer will send by electronic delivery or mail otherwise in accordance with the procedures of DTC notice of any redemption at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming, for purposes of this definition, that the 2026 notes, the 2029 notes and the 2049 notes matured on the Par Call Date of such series of notes).

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or

•	if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of the Reference Treasury Dealer Quotations so received.

“Par Call Date” means, with respect to the 2026 notes, the date that is two months prior to the maturity date of the 2026 notes, with respect to the 2029 notes, the date that is three months prior to the maturity date of the 2029 notes and, with respect to the 2049 notes, the date that is six months prior to the maturity date of the 2049 notes.

“Quotation Agent” means Goldman Sachs & Co. LLC.

“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Issuer shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by the Quotation Agent.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

The notes will also be subject to redemption as a whole, but not in part, at the option of any Payor at any time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, and all Additional Amounts, if any, then due or becoming due on the redemption date, in the event (i) any Payor is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts or indemnification payments (other than in respect of documentary taxes) as a result of a change or amendment in the laws or treaties (including any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction or any change or amendment in the application, administration or interpretation of such laws, treaties, regulations or rulings (including pursuant to a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective after the closing date (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a later date, after such later date) and (ii) such Payor has determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to such Payor. See “—Additional Amounts.”

Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Payor would, but for such redemption, be obligated to make such payment or withholding or later than 90 days after the Payor first becomes obligated to make such payment or withholding. Prior to the delivery or mailing of any notice of redemption of the notes pursuant to the preceding paragraph, the Payor will deliver to the trustee (1) a certificate signed by a duly authorized officer stating that the Payor is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Payor to so redeem have occurred and (2) an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to in clause (i) of the preceding paragraph exist. The trustee shall accept such certificate and such opinion as sufficient evidence of the satisfaction of the conditions precedent above, which acceptance shall then be conclusive and binding on the holders of notes.

Special Mandatory Redemption

In the event that we do not complete the proposed Acquisition on or prior to January 31, 2020, or our offer is terminated at any time prior thereto, then we will redeem all the notes on the special mandatory redemption date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of each series of the notes, plus accrued and unpaid interest from the date of initial issuance or the most recent interest payment date to but excluding the special mandatory redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) (the “Special Mandatory Redemption Price”). The “special mandatory redemption date” means the earlier to occur of (1) January 31, 2020, if we have not completed the proposed Acquisition on or prior to January 31, 2020, or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of our offer for any reason.

We will cause the notice of special mandatory redemption to be distributed, with a copy to the trustee, within five business days after the occurrence of the event triggering redemption to each holder. If funds sufficient to pay the special mandatory redemption price of all notes to be redeemed on the special mandatory redemption date are deposited with the trustee on or before such special mandatory redemption date, plus accrued and unpaid interest, if any, to the special mandatory redemption date, the notes will cease to bear interest. The provisions relating to special mandatory redemption described in this paragraph may not be waived or modified for each series of notes without the written consent of holders of at least 90% in principal amount of that series of notes outstanding.

Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the related notes as described under “—Optional Redemption of the Notes,” the indenture provides that each holder of the notes will have the right to require the Issuer to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by electronic delivery or first class mail or otherwise in accordance with the procedures of DTC, a notice to each holder of the notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is delivered or mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if delivered or mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)

accept for payment all notes (or portions of notes) properly tendered pursuant to the Change of Control Offer; provided that the unpurchased portion of any note must be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof;

(2)	deposit with the paying agent an amount equal to the aggregate payment in respect of all notes (or portions of notes) properly tendered pursuant to the Change of Control Offer; and

(3)

deliver or cause to be delivered to the trustee the notes properly accepted for purchase, together with an officer’s certificate stating the aggregate principal amount of notes (or portions of notes) being purchased.

The paying agent will promptly mail or transfer to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of such conflict.

For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:

“Below Investment Grade Rating Event” means, with respect to the notes of any series, the notes of such series cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by IR Parent of any

Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the notes of such series is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the notes of such series below Investment Grade or (y) publicly announces that it is no longer considering the notes of such series for possible downgrade; provided, that no such extension will occur if on such 60th day the notes of such series are rated Investment Grade not subject to review for possible downgrade by any Rating Agency).

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of IR Parent and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than to IR Parent or one of its subsidiaries;

(2)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of IR Parent, or other Voting Stock into which the Voting Stock of IR Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)	the first day on which the majority of the members of the board of directors of IR Parent cease to be Continuing Directors;

(4)

IR Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, IR Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of IR Parent or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of IR Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

(5)	the adoption of a plan relating to the liquidation or dissolution of IR Parent; or

(6)	the failure of IR Parent to own, directly or indirectly, at least 51% of the Voting Stock of the Issuer.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) IR Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the shares of the Voting Stock of IR Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

“Change of Control Triggering Event” means, with respect to the notes of any series, the occurrence of both a Change of Control and a Below Investment Grade Rating Event with respect to the notes of such series. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors of IR Parent who: (1) was a member of such board of directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means (1) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (2) a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and (3) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the notes of any series or fails to make a rating of the notes of any series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer as a replacement agency for Moody’s, S&P or Fitch, or any of them, as the case may be, with respect to making a rating of the notes of such series.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Each of IR Parent and the Issuer will use its reasonable best efforts to ensure that at all times at least two Rating Agencies are providing a rating for the notes.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of IR Parent’s and IR Parent’s subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of this phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to purchase such holder’s notes as a result of a sale, lease, transfer conveyance or other disposition of less than all of IR Parent’s and IR Parent’s subsidiaries’ assets taken as a whole to another “person” may be uncertain.

Certain Covenants

The indenture will include the following covenants:

Limitation on Liens. IR Parent will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a “mortgage” or “mortgages”) on any principal property of IR Parent or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the notes (together, if IR Parent shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by IR Parent or such restricted subsidiary ranking equally with the notes) shall be secured equally and ratably with (or prior to) such indebtedness. The indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):

(1)	on property, shares or funded indebtedness of any Person existing at the time such Person becomes a restricted subsidiary;

(2)

on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon which indebtedness is incurred prior to, at the time of or within 360 days after the later of such acquisition, the completion of such construction or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property previously owned by IR Parent or a restricted subsidiary, other than any previously unimproved real property on which the property is constructed or the improvement is located;

(3)

on property, shares or funded indebtedness of a Person existing at the time such Person is merged into or consolidated with IR Parent or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to IR Parent or a restricted subsidiary;

(4)	on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to IR Parent or another restricted subsidiary;

(5)

on property of IR Parent or property of a restricted subsidiary in favor of the United States or any State thereof, Bermuda, Luxembourg or the jurisdiction of organization of IR Parent, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, Bermuda, Luxembourg or the jurisdiction of organization of IR Parent, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or

(6)	existing at the date of the indenture;

provided, however, that any mortgage permitted by any of clauses (1), (2), (3) and (5) above shall not extend to or cover any property of IR Parent or such restricted subsidiary, as the case may be, other than the property specified in such clauses and improvements to that property.

Notwithstanding the above, IR Parent or any restricted subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in an aggregate amount which, together with all other such indebtedness for money borrowed of IR Parent and its restricted subsidiaries and the attributable debt of IR Parent and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions entered into prior to the date of the indenture and sale and leaseback transactions the proceeds of which have been applied in accordance with the indenture), does not at the time exceed 10% of the shareholders’ equity in IR Parent and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of IR Parent.

“Attributable debt” means, as of any particular time, the lesser of (i) the fair value of the property subject to the applicable sale and leaseback transaction (as determined by the board of directors of IR parent) and (ii) the then present value (discounted at a rate equal to the weighted average of the rate of interest on all securities issued by the Issuer then issued and outstanding under the indenture, compounded semi-annually) of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor) or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty). The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;

“mortgage” means, on any specified property, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity; and “shareholders’ equity in IR Parent and its consolidated subsidiaries” means the share capital, share premium, contributed surplus and retained earnings of IR Parent and its consolidated subsidiaries, excluding the cost of shares of IR Parent held by its affiliates, all as determined in accordance with U.S. generally accepted accounting principles.

Limitation on Sale and Leaseback Transactions. IR Parent will not, and will not permit any restricted subsidiary to, enter into any sale and leaseback transactions (which are defined in the indenture to exclude leases expiring within three years of making, leases between IR Parent and a restricted subsidiary or between restricted subsidiaries and any lease of a part of a principal property which has been sold, for use in connection with the winding up or termination of the business conducted on such principal property), unless (a) IR Parent or such restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on such principal property without equally and ratably securing the notes or (b) an amount equal to the fair value of the principal property so leased (as determined by the board of directors of IR Parent) is applied within 360 days (i) to the retirement (other than by payment at maturity or pursuant to mandatory sinking, purchase or analogous fund or prepayment provision) of (x) the notes or (y) other funded indebtedness of IR Parent or any restricted subsidiary ranking on a parity with the notes, provided, however, that the amount to be applied to the retirement of any funded indebtedness as provided under this clause (i) shall be reduced by (A) the principal amount of any notes delivered within 360 days after such sale or transfer to the trustee for the notes for retirement and cancellation and (B) the principal amount of other funded indebtedness ranking on parity with the notes voluntarily retired by IR Parent within 360 days after such sale or transfer; or (ii) to purchase, improve or construct principal properties, provided that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, IR Parent shall apply an amount equal to the remainder as provided in (i) above.

Restrictions Upon Merger and Sales of Assets. The Issuer shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with the Issuer) and the Issuer or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and the Issuer shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with the Issuer) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by the Issuer shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for the notes, executed and delivered to the trustee by the Person (if other than the Issuer) formed by such consolidation or amalgamation, or into which the Issuer shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. The Issuer will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and the Issuer will not permit any other Person to merge into the Issuer, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by the Issuer or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions contained in the indenture with respect to the notes shall have occurred and be continuing.

If upon any such consolidation, amalgamation, merger, sale, conveyance or lease, any principal property or any shares or funded indebtedness of any restricted subsidiary would become subject to any mortgage (other than a mortgage to which such principal property or such shares of stock or funded indebtedness of such restricted subsidiary may become subject as provided under “—Limitations on Liens” without equally and ratably securing the notes) (the “triggering mortgage”), IR Parent will secure the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the notes (together with, if IR Parent shall so determine, any other indebtedness of or guarantee by IR Parent or such restricted subsidiary ranking equally with the notes) by a mortgage on such principal property or such shares of stock or funded indebtedness of such restricted subsidiary, the lien of which will rank prior to the lien of such triggering mortgage.

Each Guarantor shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with such Guarantor) and such Guarantor and its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Guarantor shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Guarantor) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the performance of the obligations under the guarantee of such Guarantor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by such Guarantor shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for the notes, executed and delivered to the trustee by the Person (if other than the Issuer or a Guarantor) formed by such consolidation or amalgamation, or into which such Guarantor shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Furthermore, such Guarantor will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Guarantor will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Guarantor or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions in respect of the notes contained in the indenture or the guarantee of such Guarantor shall have occurred and be continuing.

Certain Definitions. The term “funded indebtedness” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.

The term “principal property” means any manufacturing plant or other manufacturing facility of IR Parent or any restricted subsidiary, which plant or facility is located within the United States, except any such plant or facility which the board of directors of IR Parent by resolution declares is not of material importance to the total business conducted by IR Parent and its restricted subsidiaries.

The term “restricted subsidiary” means any subsidiary which owns a principal property excluding, however, any entity the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States. For the avoidance of doubt, the Issuer is a restricted subsidiary.

The term “subsidiary” means any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or any other entity of which at least a majority of the outstanding stock or equity interests having voting power under ordinary circumstances to elect a majority of the board of directors or similar body of said entity shall at the time be owned by IR Parent or by IR Parent and one or more subsidiaries or by one or more subsidiaries of IR Parent.

Events of Default

Each of the following is an event of default with respect to the notes of any series under the indenture:

•

default in payment of any interest on the notes of such series when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);

•	default in payment of any principal of (or premium, if any, on) the notes of such series when due either at its stated maturity date, upon redemption, upon acceleration or otherwise;

•

default in performance of any other covenant in such indenture (other than a covenant included solely for the benefit of notes of another series) which continues for 90 days after receipt of written notice;

•	certain events of bankruptcy, insolvency or reorganization relating to the Issuer or any Guarantor; or

•

a guarantee of the notes of such series shall for any reason cease to be, or shall for any reason be asserted in writing by the Issuer or the Guarantors not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee.

The indenture provides that the trustee may withhold notice to the holders of the notes of any default (except in payment of principal, premium, if any, or interest, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it is in the interest of such holders to do so.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the notes of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding notes of such series may declare the principal amount on all the notes of such series (or, if the notes of such series were issued at a discount, such portion of the principal as may be specified in the terms of the notes of such series) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the notes (or, if the notes of any series were issued at a discount, such portion of the principal as may be specified in the terms of the notes of such series) will automatically become due and payable. Any event of default with respect to the notes of any series (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the notes of such series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding note of such series) may be waived by the holders of at least a majority in aggregate principal amount of the notes of such series then outstanding.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such indenture at the request, order or direction of any of the holders of the notes, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indenture, the holders of a majority in principal amount of the notes of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of such series. IR Parent is required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have knowledge of any default in the performance by the Issuer and any Guarantor of the covenants described above. In addition, promptly (and in any event within 5 business days) upon IR Parent becoming aware of the occurrence of any default or event of default, IR Parent is required to deliver to the trustee an officer’s certificate setting forth the details of such default or event of default and the actions which IR Parent, the Issuer and the other Guarantors, as applicable, propose to take with respect to such default or event of default.

Discharge

The indenture may be discharged with respect to the notes of any series (with the exception of specified provisions as provided in the indenture) when the Issuer requests such discharge in writing accompanied by an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent to discharge under the indenture have been satisfied and either:

A.	all notes of such series, with the exceptions provided for in the indenture, have been delivered to the trustee for cancellation; or

B.

all notes of such series not theretofore delivered to the trustee for cancellation (1) have become due and payable; (2) will become due and payable at their stated maturity within one year; (3) are to be called for redemption within one year; or (4) have been deemed paid and discharged pursuant to the terms of the indenture;

and the Issuer has deposited or caused to be deposited with the trustee in trust an amount of (a) money, or (b) in the case of clauses (B)(2) and (B)(3), (I) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the stated maturity or redemption date, as the case may be, money in an amount or (II) a combination of money or U.S. government obligations as provided in (I) above, in each case sufficient (if government obligations, as certified in the opinion of a nationally recognized firm of independent certified public accountants) to pay and discharge the entire indebtedness on such notes of such series not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit in the case of notes of such series which have become due and payable or to the stated maturity or redemption date, as the case may be.

Defeasance

The indenture provides that the Issuer may discharge the entire indebtedness of all outstanding notes of any series and the provisions of the indenture as they relate to the notes of such series will no longer be in effect in respect of the Issuer and the Guarantors (with the exception of specified provisions as provided in the indenture) if the Issuer deposits or causes to be deposited with the trustee, in trust, money, or U.S. government obligations, or a combination thereof (if government obligations, as certified in the opinion of a nationally recognized firm of independent certified public accountants), which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the notes of such series on the dates such payments are due in accordance with the terms of the notes of such series to their stated maturities or to and including a redemption date which has been irrevocably designated by the Issuer for redemption of the notes of such series. To exercise any such option, the Issuer is required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of this offering, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, holders of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and that no event of default or default shall have occurred and be continuing.

The indenture provides that, at the election of the Issuer, the Issuer and the Guarantors need not comply with certain restrictive covenants of the indenture as to the notes of any series (as described above under “—Certain Covenants—Limitation on Liens,” “—Limitation on Sale and Leaseback Transactions” and the third paragraph of “—Restrictions Upon Merger and Sales of Assets”), upon the deposit by the Issuer with the trustee, in trust, of money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the notes of such series on the dates such payments are due in accordance with the terms of the notes of such series to their stated maturities or to and including a redemption date which has been irrevocably designated by us for redemption of the notes of such series. To exercise any such option, the Issuer will be required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance will not cause the holders of the notes of such series to recognize income, gain or loss for U.S. federal income tax purposes and the holders of the notes of such series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred.

Modification of the Indenture

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification (voting as one class), to modify such indenture or the rights of the holders of the debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:

•

change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium or currency of payment of such debt security, or impair the right of any holder to institute suit for payment thereof, or release any Guarantor from any of its obligations under its guarantee otherwise than in accordance with the terms of the indenture;

•	reduce the percentage of debt securities, the consent of the holders of which is required for any such modification or for certain waivers or other modifications under such indenture;

•	make the notes of any series payable in currency other than that stated herein;

•	expressly subordinate in right of payment the notes of any series or a guarantee thereof; or

•

modify certain provisions of the indenture related to entry into a supplemental indenture with consent of holders, waiver of past defaults and waiver of certain covenants, except under certain circumstances specified in the indenture.

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, without the consent of any holders, to modify the indenture for any of the following purposes:

•

to evidence the succession of another corporation, partnership, limited liability company, trust or any other entity to the Issuer or any Guarantor and the assumption by any such successor of the Issuer’s covenants in the indenture and the debt securities or such Guarantor’s covenants in the indenture and the guarantee, as the case may be;

•

to add to the Issuer’s or any Guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Issuer or such Guarantor, as the case may be, in the indenture;

•	to add any additional events of defaults;

•	to add or change any provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form;

•

to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to such modification which is entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of any debt securities of any series as permitted by the indenture;

•	to establish the form or terms of a related guarantee of any debt securities as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to evidence and provide for the acceptance of appointment of a trustee other than Wells Fargo Bank, National Association as trustee for a series of debt securities and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for any rights of the holder of debt securities of any series to require the repurchase of debt securities of such series from the Issuer;

•

to cure any ambiguity, omission, mistake or defect, to correct or supplement any provision of the indenture which may be inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments to that Act;

•	to provide for the issuance of additional notes of any series in accordance with the indenture;

•	to conform the supplemental indenture for a series of notes to this section, “Description of the Notes”;

•	to add guarantees with respect to the notes;

•

to amend the provisions of the indenture relating to the transfer and legending of the notes of any series, including, without limitation, to facilitate the issuance and administration of the notes of any series; provided that compliance with the indenture as so amended would not result in the notes of such series being transferred in violation of the Securities Act or any applicable securities law; or

•	for any other reason specified in the board resolution, officer’s certificate or supplemental indenture establishing the applicable series of debt securities.

Concerning the Trustee

We may from time to time maintain lines of credit and have other customary banking relationships with the trustee and its affiliated banks.

Governing Law

The indenture, notes and the guarantees will be governed by, and construed in accordance with, the law of the State of New York. For the avoidance of doubt, the application of article 470-1 to 470-19 (inclusive) of the Luxembourg law dated August 10, 1915 on commercial companies, as amended, is expressly excluded.

Tax Considerations

Any Payor may request at any time from holders of notes who are “United States persons” within the meaning of Section 7701(a)(30) of the Code to provide a properly completed and duly executed U.S. Internal Revenue Service Form W-9 (or valid substitute form) and from holders of notes who are not “United States persons” within the meaning of Section 7701(a)(30) of the Code to provide a properly completed and duly executed U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (or valid substitute form). Any such request must be complied with by such holder or holders within 30 days’ of the receipt thereof, such request to be made in writing and mailed by first-class mail to the registered address of such holder or holders. Furthermore, if a form previously delivered expires or becomes obsolete, or if there is a change in circumstances requiring a change in the form previously delivered, the holder of the notes that previously delivered such form shall deliver a new, properly completed and duly executed form on or before the date that the previously delivered form expires or becomes obsolete or promptly after the change in circumstances occurs.

BOOK ENTRY, DELIVERY AND FORM

Book-Entry Form

Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued at the closing of this offering only against payment in immediately available funds.

The notes initially will be represented by one or more temporary global notes in registered form without interest coupons.

The global notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for the notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of the notes in certificated form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, which may change from time to time).

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the global notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the global notes; and

(2)

ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A. /N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuer and the Trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, the Trustee or any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for Certificated Notes if:

(1)

DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the global notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)	the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	certain other events provided in the indenture should occur.

In addition, beneficial interests in a global note may be exchanged for Certificated Notes under prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Same Day Settlement and Payment

The Issuer will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global note holder. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL TAX CONSIDERATIONS

For a discussion of the tax consequences of the ownership of the notes please refer to the discussion under “Material Tax Consideration-United States Federal Income Tax Considerations-Debt Securities” in the accompanying prospectus. However, the disclosure described therein does not present a description of the United States federal income tax consequences applicable to you if you are a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement. In addition, the disclosure described therein under the heading “Additional Withholding Tax on Payments Made to Foreign Accounts” no longer applies to the gross proceeds from the sale or other disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i), (ii) and (iii) referred to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Covered Plan with respect to which we, an underwriter or a Guarantor or any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note or any interest therein will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes or any interest therein constitutes assets of any Plan or (ii) the purchase and holding of the notes or any interest therein by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any notes (or beneficial interests therein) should consult and rely on their own counsel and advisers as to whether an investment in the notes is suitable for the Plan.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of 2026 Notes	Principal Amount of 2029 Notes	Principal Amount of 2049 Notes
Citigroup Global Markets Inc.	$80,000,000	$150,000,000	$70,000,000
Goldman Sachs & Co. LLC	80,000,000	150,000,000	70,000,000
J.P. Morgan Securities LLC	80,000,000	150,000,000	70,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	80,000,000	150,000,000	70,000,000
BNP Paribas Securities Corp.	16,000,000	30,000,000	14,000,000
Credit Suisse Securities (USA) LLC	16,000,000	30,000,000	14,000,000
Deutsche Bank Securities Inc.	16,000,000	30,000,000	14,000,000
Mizuho Securities USA LLC	16,000,000	30,000,000	14,000,000
MUFG Securities Americas Inc.	16,000,000	30,000,000	14,000,000

Total	$400,000,000	$750,000,000	$350,000,000

The underwriters are committed to purchase and pay for all of the notes being offered, if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The initial offering price for each series of notes is set forth on the cover page of this prospectus supplement. After the initial offering of the notes, the underwriters may change the offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that our expenses of this offering, excluding the underwriting discounts, will be approximately $2.7 million.

We have agreed in the underwriting agreement, subject to certain exceptions, that until the closing date of this offering, we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any securities of ours that are substantially similar to any series of the notes offered hereby, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without the prior written consent of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Each series of notes is a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Citigroup Global Markets Inc.,

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of their respective affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We and the Guarantors have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, corporate trust, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. In particular, affiliates of certain of the underwriters act as lenders under our credit facilities.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the initial purchasers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in Ireland

Each underwriter has represented and agreed that:

(a)

it will not underwrite the issue of, or place, the notes otherwise than in conformity with the provisions of the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) (as amended, the “MiFID Regulations”) including, without limitation, Regulations 7 (Authorisation) and 152 (Restrictions on advertising) thereof, any codes of conduct made under the MiFID Regulations, and the provisions of the Investor Compensation Act 1998 (as amended);

(b)

it will not underwrite the issue of, or place, the notes otherwise than in conformity with the provisions of the Irish Companies Act, the Central Bank Acts 1942—2019 (as amended) and any codes of practice made under Section 117(1) of the Central Bank Act 1989 (as amended); and

(c)

it will not underwrite the issue of, place or otherwise act in Ireland in respect of, the notes otherwise than in conformity with the Market Abuse Regulation (EU 596/2014) (as amended) and any rules and guidance issued by the Central Bank of Ireland under Section 1370 of the Irish Companies Act (as amended).

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong

Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The notes may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the notes may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any notes may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the notes, you represent and warrant to us that you are an Exempt Investor.

As any offer of notes under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the notes you undertake to us that you will not, for a period of 12 months from the date of issue of the notes, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in the Grand Duchy of Luxembourg

This prospectus supplement has not been approved by, and will not be submitted for approval to, the Luxembourg Financial Services Authority (Commission de Surveillance du Secteur Financier) for purposes of a public offering or sale in the Grand Duchy of Luxembourg (“Luxembourg”). Accordingly, the notes may not be offered or sold to the public in Luxembourg, directly or indirectly, and neither this prospectus supplement nor any other offering circular, prospectus, form of application, advertisement or other material may be distributed, or otherwise made available in or from, or published in, Luxembourg, except in circumstances where the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Luxembourg law of July 10, 2005, on prospectuses for securities, as amended.

LEGAL MATTERS

The validity of the notes and guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

IR plc and Irish Holdings have been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it; and

•	The judgment must be provided by a court of competent jurisdiction according to Irish conflict of law rules.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural or constitutional justice or if it is irreconcilable with an earlier foreign judgment.

A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive.

IR Lux and Lux International have been advised by its Luxembourg counsel, Loyens & Loeff Luxembourg SARL, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Luxembourg. There is no treaty between Luxembourg and the United States providing for the reciprocal enforcement of foreign judgment. Enforcement of a judgment obtained against the Company in a court in the United States by Luxembourg courts will be subject to the applicable enforcement procedure (exequatur). Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

(a)	the foreign court order must be duly enforceable (executoire) in the country of origin,

(b)	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules,

(c)	the foreign procedure must have been regular according to the laws of the country of origin,

(d)	the foreign decision must not violate the rights of defence,

(e)

the foreign court must have applied the law which is designated by Luxembourg conflict of law rules, or, at least, the order must not contravene the principles underlying these rules (based on case law and legal doctrine, it is not certain that this condition would still be required for an exequatur to be granted by a Luxembourg court),

(f)	the considerations of the foreign order as well as the judgment as such must not contravene Luxembourg international public order, and

(g)	the foreign order must not have been rendered subsequent to an evasion of Luxembourg law (fraude à la loi).

It may be difficult for a noteholder to effect service of process within the U.S. or to enforce judgments obtained against any of IR plc, Irish Holdings, IR Lux or Lux International in U.S. courts. Each of IR plc, Irish Holdings, Lux International and IR Lux has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having IR Company, a New Jersey corporation and wholly-owned subsidiary of IR plc, be its U.S. agent appointed for that purpose. IR Company is located at 800-E Beaty Street, Davidson, North Carolina 28036. A judgment obtained against any of IR plc, Irish Holdings, Lux International or IR Lux in a U.S. court would be enforceable in the United States but could be executed upon only to the extent such company has assets in the United States. An Irish court may impose civil liability on IR plc or Irish Holdings or its directors or officers in a suit brought against IR plc or Irish Holdings or such persons, and a Luxembourg court may impose civil liability on IR Lux or Lux International or its directors or officers in a suit brought against IR Lux or Lux International or such persons, with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Irish law or Luxembourg law, as the case may be.

PROSPECTUS

Ingersoll-Rand plc

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Depositary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Ingersoll-Rand Global Holding Company Limited

Debt Securities

Guarantees of Debt Securities

Ingersoll-Rand Luxembourg Finance S.A.

Debt Securities

Guarantees of Debt Securities

Ingersoll-Rand Lux International Holding

Company S.à r.l.

Debt Securities

Guarantees of Debt Securities

Ingersoll-Rand Irish Holdings Unlimited Company

Guarantees of Debt Securities

Ingersoll-Rand Company

Guarantees of Debt Securities

We may offer, issue and sell the types of securities set forth above from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before making an investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on the New York Stock Exchange under the trading symbol “IR.”

Investing in our securities involves risk. Please read “Risk Factors” on page 3 of this prospectus and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

November 1, 2017

We have not authorized any person to provide you with any information other than the information contained in this prospectus, any prospectus supplement and those documents incorporated by reference herein or therein. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus and any prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus, any prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

As used in this prospectus and any prospectus supplement, “Ingersoll Rand,” “we,” “our,” “us” and the “Company” mean Ingersoll-Rand plc, an Irish company (“IR plc”), together with its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”), using a “shelf” registration process. Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus.

We may offer, issue and sell the securities from time to time, together or separately. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer and issue any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus is part of the registration statement and does not contain all the information in the registration statement on Form S-3. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://www.ingersollrand.com. Information on our website does not constitute part of this prospectus, and any references to this website or any other website are inactive textual references only. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “IR.” Our SEC filings are also available at the office of the NYSE located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read the information with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

ii

•	Current Reports on Form 8-K filed with the SEC on June 9, 2017 and September 5, 2017; and

•	Current Report on Form 8-K12B, filed with the SEC on July 1, 2009, which includes a description of our ordinary shares.

All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until all the securities offered by this prospectus have been issued as described in this prospectus, are deemed incorporated into and part of this prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus and we will provide to you these materials free of charge. Please make your request to Evan M. Turtz, Secretary, c/o Ingersoll-Rand Company, 800-E Beaty Street, Davidson, North Carolina 28036, telephone (704) 655-4000.

iii

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. See “Where You Can Find More Information” in this prospectus.

Ingersoll-Rand plc

Ingersoll-Rand plc (“IR plc”), a public limited company incorporated in Ireland in 2009, together with its consolidated subsidiaries (collectively “we,” “our,” “the Company”), is a diversified, global company that provides products, services and solutions to enhance the quality, energy efficiency and comfort of air in homes and buildings, transport and protect food and perishables and increase industrial productivity and efficiency. Our business segments consist of Climate and Industrial, both with strong brands and leading positions within their respective markets. We generate revenue and cash primarily through the design, manufacture, sale and service of a diverse portfolio of industrial and commercial products that include well-recognized, premium brand names such as Ingersoll-Rand®, Trane®, Thermo King®, American Standard®, ARO® and Club Car®.

To achieve our mission of being a world leader in creating comfortable, sustainable and efficient environments, we continue to focus on growth by increasing our recurring revenue stream from parts, service, controls, used equipment and rentals; and to continuously improve the efficiencies and capabilities of the products and services of our businesses. We also continue to focus on operational excellence strategies as a central theme to improving our earnings and cash flows.

Our business segments are as follows:

Climate

Our Climate segment globally delivers energy-efficient products and innovative energy services. It includes Trane® and American Standard® Heating & Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems, and commercial and residential building services, parts, support and controls; energy services and building automation through Trane Building Advantage and Nexia; and Thermo King® transport temperature control solutions. This segment had 2016 net revenues of $10.5 billion.

Industrial

Our Industrial segment delivers products and services that enhance energy efficiency, productivity and operations. It includes compressed air and gas systems and services, power tools, material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and consumer low-speed vehicles. This segment had 2016 net revenues of $3.0 billion.

The principal executive office of IR plc is located at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland, telephone +(353) (0) 18707400.

Ingersoll-Rand Global Holding Company Limited

Ingersoll-Rand Global Holding Company Limited (“IR Global”), a Delaware corporation, was formerly a Bermuda exempted company until it was incorporated under the laws of Delaware on January 31, 2014 pursuant to a domestication transaction. IR Global is the direct and indirect parent to several subsidiaries, including Ingersoll-Rand Company.

The principal executive office of IR Global is located at 800-E Beaty Street, Davidson, NC, telephone (704) 655-4000.

Ingersoll-Rand Lux International Holding Company S.à r.l.

Ingersoll-Rand Lux International Holding Company S.à r.l. (“Lux International”), a Luxembourg private limited liability company (société à responsabilité limitée) incorporated on November 20, 2013 and registered with the Luxembourg Register of Commerce and Companies under number B182971, is an indirect, wholly owned subsidiary of IR plc.

The registered office of Lux International is located at 1, avenue du Bois, L-1251 Luxembourg, telephone +(352) 28571620.

Ingersoll-Rand Luxembourg Finance S.A.

Ingersoll-Rand Luxembourg Finance S.A. (“IR Lux”), a Luxembourg public company limited by shares (société anonyme) incorporated on August 21, 2014, and registered with the Luxembourg Register of Commerce and Companies under number B189791, is an indirect, wholly owned subsidiary of IR plc.

The registered office of IR Lux is located at 1, avenue du Bois, L-1251 Luxembourg, telephone +(352) 26649263.

Ingersoll-Rand Irish Holdings Unlimited Company

Ingersoll-Rand Irish Holdings Unlimited Company (“Irish Holdings”), an Irish private unlimited company incorporated on November 17, 1998, is a wholly owned subsidiary of IR plc.

The registered office of Irish Holdings is located at Monivea Road, Mervue, Galway, Ireland, telephone +(353) (0) 91703100.

Ingersoll-Rand Company

Ingersoll-Rand Company (“IR Company”), a corporation incorporated in New Jersey on June 1, 1905, is an indirect, wholly-owned subsidiary of IR plc. IR Company is the direct and indirect parent to many of the Company’s operating subsidiaries.

The registered office of IR Company is located at 800-E Beaty Street, Davidson, NC, 28036, telephone (704) 655-4000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share or debt repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. You are advised to review any further disclosures we make on related subjects in materials we file with or furnish to the SEC. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties—many of which are beyond our control—as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•	overall economic, political and business conditions in the markets in which we operate;

•	the demand for our products and services;

•	competitive factors in the industries in which we compete;

•	changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

•	the outcome of any litigation, governmental investigations, claims or proceedings;

•	the outcome of any income tax audits or settlements;

•	interest rate fluctuations and other changes in borrowing costs;

•	other capital market conditions, including availability of funding sources;

•	currency exchange rate fluctuations, exchange controls and currency devaluations;

•	availability of and fluctuations in the prices of key commodities and the impact of higher energy prices;

•	impairment of our goodwill, indefinite-lived intangible assets and/or our long-lived assets;

•	climate change, changes in weather patterns and seasonal fluctuations;

•	the impact of potential information technology or data security breaches;

•	the strategic acquisition of businesses, product lines and joint ventures; and

•

the possible effects on us of future tax and other legislation (including legislation that may limit or eliminate potential tax benefits resulting from our incorporation in a non-U.S. jurisdiction, such as Ireland).

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, we plan to add the net proceeds we receive from sales of the securities offered by this prospectus to our general funds and to use the funds for general corporate purposes. These could include capital expenditures; the repayment of debt; investment in subsidiaries; additions to working capital; the repurchase, redemption or retirement of securities, including ordinary shares; acquisitions and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the five fiscal years ended December 31, 2016 and the nine months ended September 30, 2017 and 2016.

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	5.6	5.5	5.5	5.4	5.4	3.5	3.9

(1)

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges for the periods indicated where earnings consists of (1) earnings from continuing operations before income taxes (excluding earnings from equity investments) plus (2) fixed charges less interest capitalized for the period plus dividends received from equity method investments. Fixed charges consist of (a) interest, whether expensed or capitalized, on all indebtedness, (b) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (c) an interest component representing the estimated portion of rental expense that management believes is attributable to interest.

DESCRIPTION OF THE DEBT SECURITIES

The following description of debt securities sets forth certain general terms and provisions of the debt securities which may be offered hereunder. This summary does not contain all of the information that you may find useful.

As used herein, “IR Parent” refers to IR plc and its successors. Under this prospectus, debt securities issued by IR Parent, IR Global, IR Lux or Lux International (as applicable, the “Issuer”) will be offered. The debt securities offered will be issued under an indenture (as supplemented, the “indenture”) to be entered into among IR plc, IR Global, IR Company, IR Lux, Irish Holdings, Lux International and Wells Fargo Bank, National Association, as trustee.

Debt securities issued by IR Parent may be guaranteed by certain subsidiaries of IR Parent, including IR Global, IR Company, IR Lux, Irish Holdings and/or Lux International as may be specified in the applicable prospectus supplement. Debt securities issued by IR Global will be guaranteed by IR Parent and may also be guaranteed by certain other subsidiaries of IR Parent, including IR Company, IR Lux, Irish Holdings and/or Lux International, as may be specified in the applicable prospectus supplement. Debt securities issued by IR Lux will be guaranteed by IR Parent and may also be guaranteed by certain other subsidiaries of IR Parent, including IR Company, IR Global, Irish Holdings and/or Lux International as may be specified in the applicable prospectus supplement. Debt securities issued by Lux International will be guaranteed by IR Parent and may also be guaranteed by certain other subsidiaries of IR Parent, including IR Company, IR Global, Irish Holdings and/or IR Lux as may be specified in the applicable prospectus supplement.

When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

The following description only summarizes the terms of the indenture and the debt securities. For more information you should read the indenture. In addition, the following description is qualified in all respects by reference to the actual text of the indenture and the forms of the debt securities.

General

IR Parent, IR Global, IR Lux or Lux International may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be issued in one or more series under the indenture.

The trustee for each series of debt securities will be Wells Fargo Bank, National Association, unless otherwise specified in the applicable prospectus supplement.

The indenture does not limit the amount of debt securities which may be issued and provides that debt securities may be issued thereunder from time to time in one or more series.

You should review the prospectus supplement for the following terms of the series of debt securities being offered:

•	the Issuer of such series of debt securities;

•	the designation, aggregate principal amount and authorized denominations of such series of debt securities;

•	whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;

•	the purchase price of such series of debt securities;

•	the date or dates on which such series of debt securities will mature;

•	the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities of such series will bear interest or the method by which such rate or rates will be determined;

•	the dates on which the interest will be payable and the record dates for payment of interest, if any;

•	the coin or currency in which payment of the principal of (and premium, if any, on) and interest, if any, on such series of debt securities will be payable;

•	the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of us to repurchase such series of debt securities;

•

whether such series of debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global notes and, if so, the identity of the depositary, if any, for such note or notes;

•	the terms, if any, upon which such series of debt securities may be convertible into or exchangeable for other securities;

•	whether such series of debt securities will be guaranteed by any person other than as identified in this prospectus;

•	any special tax implications of such series of debt securities;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	any addition to or change or deletion of any event of default or any covenant specified in the indenture; and

•	any other additional provisions or specific terms which may be applicable to that series of debt securities.

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $2,000 or multiples of $1,000.

The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

The indenture provides that each holder of debt securities offered pursuant to this prospectus consents to the Issuer or any Guarantor (as defined in “—Guarantees” below) applying to a court of competent jurisdiction for an order sanctioning, approving, consenting to or confirming a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of a share premium account as a distributable reserve. The indenture provides that each holder agrees that the trustee, on behalf of the holder, is authorized and directed to give its consent to any such reduction.

Guarantees

Under this prospectus, debt securities issued by IR Parent, IR Global, IR Lux or Lux International, as the case may be, will be offered. Debt securities issued by IR Parent may be guaranteed by certain subsidiaries of IR Parent, including IR Global, IR Company, IR Lux, Irish Holdings and/or Lux International as may be specified in the applicable prospectus supplement. Debt securities issued by IR Global will be guaranteed by IR Parent and may also be guaranteed by certain other subsidiaries of IR Parent, including IR Company, IR Lux, Irish Holdings and/or Lux International as may be specified in the applicable prospectus supplement. Debt securities issued by IR Lux will be guaranteed by IR Parent and may also be guaranteed by certain other subsidiaries of IR Parent, including IR Company, IR Global, Irish Holdings and/or Lux International as may be specified in the applicable prospectus supplement. Debt securities issued by Lux International will be guaranteed by IR Parent and may also be guaranteed by certain other subsidiaries of IR Parent, including IR Company, IR Global, Irish Holdings and/or IR Lux as may be specified in the applicable prospectus supplement. As used herein, in respect of a series of the debt securities, “Guarantors” mean, collectively, (a)(i) each person named as a “Guarantor” pursuant to the applicable prospectus supplement and (ii) IR Parent, in the case of debt securities issued by IR Global, IR Lux, or Lux International in each case until such person ceases to be a Guarantor pursuant to the terms of the indenture, and (b) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of the indenture.

The guarantees of the debt securities of any series will be structurally subordinated to all the liabilities of the subsidiaries of IR Parent that are not themselves Guarantors or the Issuer of such series.

The obligations of any Guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preferred shares or other debt securities will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders, the Issuer or IR Parent.

Registration of Transfer and Exchange

Subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by the Issuer for that purpose. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Issuer may require a payment by the holder to cover any tax or other governmental charge. The Issuer will not be required to register the transfer of or exchange debt securities of any series:

•	during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series selected for redemption; or

•	selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at the place or places that the Issuer will designate for such purposes. However, the Issuer, at its option, may make interest payments by check mailed to persons in whose names the debt securities are registered. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security which is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment. The Issuer will pay the principal of (and premium, if any, on) registered debt securities only against surrender of those debt securities.

Global Notes

The debt securities of a series may be issued in whole or in part in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States identified in the prospectus supplement relating to the applicable series.

The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. The following provisions are expected to apply to all depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by the Issuer, if the debt securities are offered and sold directly by the Issuer. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the indenture. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the indenture.

Payment of principal of (and premium, if any, on) and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. The Issuer will not, nor will the Guarantors, the trustee, any paying agent or the security registrar for the debt securities have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

It is expected that the depositary for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global note, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. It is also expected that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within ninety days, the Issuer will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities. In addition, the Issuer may at any time and in its sole discretion determine not to have any debt securities in registered form represented by one or more global notes and, in that event, the Issuer will issue debt securities in definitive form in exchange for the global note or notes representing the debt securities.

Certain Covenants of the Debt Securities

The debt securities will include the following covenants:

Limitation on Liens. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, IR Parent will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a “mortgage” or “mortgages”) on any principal property of IR Parent or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the debt securities (together, if IR Parent shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by IR Parent or such restricted subsidiary ranking equally with the debt securities) shall be secured equally and ratably with (or prior to) such indebtedness. The indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):

(1)	on property, shares or funded indebtedness of any Person existing at the time such Person becomes a restricted subsidiary;

(2)

on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon which indebtedness is incurred prior to, at the time of or within one year after the later of such acquisition, the completion of such construction or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property previously owned by IR Parent or a restricted subsidiary, other than any previously unimproved real property on which the property is constructed or the improvement is located;

(3)

on property, shares or funded indebtedness of a Person existing at the time such Person is merged into or consolidated with IR Parent or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to IR Parent or a restricted subsidiary;

(4)	on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to IR Parent or another restricted subsidiary;

(5)

on property of IR Parent or property of a restricted subsidiary in favor of the United States or any State thereof, Bermuda, Luxembourg or the jurisdiction of organization of IR Parent, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, Bermuda, Luxembourg or the jurisdiction of organization of IR Parent, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or

(6)	existing at the date of the indenture;

provided, however, that any mortgage permitted by any of clauses (1), (2), (3) and (5) above shall not extend to or cover any property of IR Parent or such restricted subsidiary, as the case may be, other than the property specified in such clauses and improvements to that property.

Notwithstanding the above, IR Parent or any restricted subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in an aggregate amount which, together with all other such indebtedness for money borrowed of IR Parent and its restricted subsidiaries and the attributable debt of IR Parent and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions entered into prior to the date of the indenture and sale and leaseback transactions the proceeds of which have been applied in accordance with the indenture), does not at the time exceed 10% of the shareholders’ equity in IR Parent and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of IR Parent.

“attributable debt” means, as of any particular time, the lesser of (i) the fair value of the property subject to the applicable sale and leaseback transaction (as determined by the board of directors of IR parent) and (ii) the then present value (discounted at a rate equal to the weighted average of the rate of interest on all securities issued by the applicable Issuer then issued and outstanding under the indenture, compounded semi-annually) of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor) or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty). The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;

“mortgage” means, on any specified property, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity; and

“shareholders’ equity in IR Parent and its consolidated subsidiaries” means the share capital, share premium, contributed surplus and retained earnings of IR Parent and its consolidated subsidiaries, excluding the cost of shares of IR Parent held by its affiliates, all as determined in accordance with U.S. GAAP.

Limitation on Sale and Leaseback Transactions. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, IR Parent will not, and will not permit any restricted subsidiary to, enter into any sale and leaseback transactions (which are defined in the indenture to exclude leases expiring within three years of making, leases between IR Parent and a restricted subsidiary or between restricted subsidiaries and any lease of a part of a principal property which has been sold, for use in connection with the winding up or termination of the business conducted on such principal property), unless (a) IR Parent or such restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on such principal property without equally and ratably securing the debt securities or (b) an amount equal to the fair value of the principal property so leased (as determined by the board of directors of IR Parent) is applied within one year (i) to the retirement (other than by payment at maturity or pursuant to mandatory sinking, purchase or analogous fund or prepayment provision) of (x) the debt securities or (y) other funded indebtedness of IR Parent or any restricted subsidiary ranking on a parity with the debt securities, provided, however, that the amount to be applied to the retirement of any funded indebtedness as provided under this clause (i) shall be reduced by (A) the principal amount of any debt securities delivered within one year after such sale or transfer to the trustee for the debt securities of such series for retirement and cancellation and (B) the principal amount of other funded indebtedness ranking on parity with the debt securities voluntarily retired by IR Parent within one year after such sale or transfer; or (ii) to purchase, improve or construct principal properties, provided that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, IR Parent shall apply an amount equal to the remainder as provided in (i) above.

Restrictions Upon Merger and Sales of Assets. The Issuer of any series of debt securities shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with such Issuer) and such Issuer or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Issuer shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Issuer) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the debt securities of such series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by such Issuer shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for such series of the debt securities, executed and delivered to each such trustee by the Person (if other than such Issuer) formed by such consolidation or amalgamation, or into which such Issuer shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Such Issuer will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Issuer will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Issuer or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions contained in the indenture with respect to the debt securities shall have occurred and be continuing.

If upon any such consolidation, amalgamation, merger, sale, conveyance or lease, any principal property or any shares or funded indebtedness of any restricted subsidiary would become subject to any mortgage (other than a mortgage to which such principal property or such shares of stock or funded indebtedness of such restricted subsidiary may become subject as provided under “—Limitations on Liens” without equally and ratably securing the notes) (the “Triggering Mortgage”), IR Parent will secure the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the debt securities (together with, if IR Parent shall so determine, any other indebtedness of or guarantee by IR Parent or such restricted subsidiary ranking equally with the debt securities) by a mortgage on such principal property or such shares of stock or funded indebtedness of such restricted subsidiary, the lien of which will rank prior to the lien of such Triggering Mortgage.

Each Guarantor, if any, of any series of debt securities shall not consolidate, amalgamate or merge with or into any other Person or corporations (whether or not affiliated with such Guarantor) and such Guarantor and its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Guarantor shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Guarantor) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the performance of the obligations under the guarantee of such Guarantor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by such Guarantor shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for each series of the debt securities, executed and delivered to each such trustee by the Person (if other than the Issuer or a Guarantor for such series) formed by such consolidation or amalgamation, or into which such Guarantor shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Furthermore, such Guarantor will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Guarantor will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Guarantor or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions in respect of the debt securities contained in the indenture or the guarantee of such Guarantor shall have occurred and be continuing.

Certain Definitions. The term “funded indebtedness” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.

The term “principal property” means any manufacturing plant or other manufacturing facility of IR Parent or any restricted subsidiary, which plant or facility is located within the United States, except any such plant or facility which the board of directors of IR Parent by resolution declares is not of material importance to the total business conducted by IR Parent and its restricted subsidiaries.

The term “restricted subsidiary” means any subsidiary which owns a principal property excluding, however, any entity the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States. For the avoidance of doubt, IR Lux is a restricted subsidiary.

The term “subsidiary” means any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or any other entity of which at least a majority of the outstanding stock or equity interests having voting power under ordinary circumstances to elect a majority of the board of directors or similar body of said entity shall at the time be owned by IR Parent or by IR Parent and one or more subsidiaries or by one or more subsidiaries of IR Parent.

Events of Default

As to each series of debt securities, an event of default is defined in the indenture as being any:

•

default in payment of any interest on any debt security of such series when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);

•	default in payment of any principal of (or premium, if any, on) any debt security of such series when due either at its stated maturity date, upon redemption, upon acceleration or otherwise;

•	default in payment of any sinking fund installment, when and as due by the terms of a note of such series, and continuance of such default for a period of 30 days;

•

default in performance of any other covenant of the Issuer or any Guarantor of such series in the indenture (other than a covenant included solely for the benefit of debt securities of another series) which continues for 90 days after receipt of written notice;

•

certain events of bankruptcy, insolvency or reorganization relating to the Issuer of such series and, if the debt securities of that series are guaranteed by one or more Guarantors, certain events of bankruptcy, insolvency or reorganization relating to any such Guarantors;

•

if the debt securities of that series are guaranteed by one or more Guarantors, a guarantee of the debt securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by the Issuer or the Guarantors not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee; or

•	other events of default specified in or pursuant to a board resolution or officer’s certificate or in a supplemental indenture.

The indenture provides that the trustee may withhold notice to the holders of debt securities of such series of any default (except in payment of principal, premium, if any, or interest, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it is in the interest of such holders to do so.

Holders of the debt securities of any series may not enforce the indenture or the debt securities of such series except as provided in the indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of such series may declare the principal amount on all the debt securities of such series (or, if the debt securities of that series were issued at a discount, such portion of the principal as may be specified in the terms of that series) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series (or, if the debt securities of that series were issued at a discount, such portion of the principal as may be specified in the terms of that series) will automatically become due and payable. Any event of default with respect to the debt securities of any series (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the debt securities of such series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding security of such series) may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indenture, the holders of a majority in principal amount of the debt securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. In respect of each series of debt securities, IR Parent is required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have knowledge of any default in the performance by each of the Issuer and any Guarantors of the covenants of the indenture. In addition, promptly (and in any event within 5 business days) upon IR Parent becoming aware of the occurrence of any default or event of default in respect of any series of debt securities, IR Parent is required to deliver to the trustee an officer’s certificate setting forth the details of such default or event of default and the actions which IR Parent, the Issuer and the Guarantors, as applicable, propose to take with respect to such default or event of default.

Discharge

The indenture with respect to the debt securities of any series may be discharged (with the exception of specified provisions as provided in the indenture) when the Issuer requests such discharge in writing accompanied by an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent to discharge under the indenture have been satisfied and either:

(A)	all debt securities, with the exceptions provided for in the indenture, of that series have been delivered to the trustee for cancellation; or

(B)

all debt securities of that series not theretofore delivered to the trustee for cancellation (1) have become due and payable; (2) will become due and payable at their stated maturity within one year; (3) are to be called for redemption within one year; or (4) been deemed paid and discharged pursuant to the terms of the indenture;

and the Issuer has deposited or caused to be deposited with the trustee in trust an amount of (a) money, or (b) in the case of clauses (B)(2) and (B)(3), (I) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the stated maturity or redemption date, as the case may be, money in an amount or (II) a combination of money or U.S. government obligations as provided in (I) above, in each case sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit in the case of debt securities which have become due and payable or to the stated maturity or redemption date, as the case may be.

Defeasance

The indenture provides that the Issuer may discharge the entire indebtedness of all outstanding debt securities of a series and the provisions of the indenture as they relate to such debt securities will no longer be in effect in respect of the Issuer and the Guarantors (with the exception of specified provisions as provided in the indenture) if the Issuer deposits or causes to be deposited with the trustee, in trust, money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of public accountants, to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to and including a redemption date which has been irrevocably designated by the Issuer for redemption of such debt securities. To exercise any such option, the Issuer is required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of an offering, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and that no event of default or default shall have occurred and be continuing.

The indenture provides that, at the election of the Issuer, the Issuer and the Guarantors need not comply with certain restrictive covenants of the indenture as to any series of debt securities (in the case of debt securities as described above under “—Certain Covenants of the Debt Securities—Limitation on Liens,” “—Limitation on Sale and Leaseback Transactions” and the third paragraph of “—Restrictions Upon Merger and Sales of Assets”), upon the deposit by the Issuer with the trustee, in trust, of money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to and including a redemption date which has been irrevocably designated by us for redemption of such debt securities. To exercise any such option, the Issuer may be required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

Modification of the Indenture

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification (voting as one class), to modify such indenture or the rights of the holders of the debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:

•

change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium or currency of payment of such debt security, or impair the right of any holder to institute suit for payment thereof, or release any Guarantor from any of its obligations under its guarantee otherwise than in accordance with the terms of the indenture;

•	reduce the percentage of debt securities, the consent of the holders of which is required for any such modification or for certain waivers or other modifications under such indenture;

•	make the debt securities of any series payable in currency other than that stated herein;

•	expressly subordinate in right of payment the debt securities of any series or a guarantee thereof; or

•

modify certain provisions of the indenture related to entry into a supplemental indenture with consent of holders, waiver of past defaults and waiver of certain covenants, except under certain circumstances specified in the indenture.

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, without the consent of any holders, to modify the indenture for any of the following purposes:

•

to evidence the succession of another corporation, partnership, limited liability company, trust or any other entity to the Issuer or any Guarantor and the assumption by any such successor of the Issuer’s covenants in the indenture and the debt securities or such Guarantor’s covenants in the indenture and the guarantee, as the case may be;

•

to add to the Issuer’s or any Guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Issuer or such Guarantor, as the case may be, in the indenture;

•	to add any additional events of defaults;

•	to add or change any provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form;

•

to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to such modification which is entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of any debt securities of any series as permitted by the indenture;

•	to establish the form or terms of a related guarantee of any debt securities as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to evidence and provide for the acceptance of appointment of a trustee other than Wells Fargo Bank, National Association, as trustee for a series of debt securities and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for any rights of the holder of debt securities of any series to require the repurchase of debt securities of such series from the Issuer;

•

to cure any ambiguity, omission, mistake or defect, to correct or supplement any provision of the indenture which may be inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to provide for the issuance of additional debt securities of any series in accordance with the indenture;

•	to add guarantees with respect to the debt securities;

•

to amend the provisions of the indenture relating to the transfer and legending of the debt securities of any series, including, without limitation, to facilitate the issuance and administration of the debt securities of any series; provided that compliance with the indenture as so amended would not result in the debt securities of such series being transferred in violation of the Securities Act or any applicable securities law;

•	for any other reason specified in the board resolution, officer’s certificate or supplemental indenture establishing the applicable series of debt securities;

•	to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments to that Act; or

•	for any other reason specified in the applicable prospectus supplement.

Concerning the Trustee

We may from time to time maintain lines of credit and have other customary banking relationships with each trustee and its affiliated banks.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF WARRANTS

The following description of warrants sets forth certain general terms and provisions of warrants. This summary does not contain all of the information that you may find useful. The particular terms of the warrants offered will be described in the prospectus supplement relating to those warrants. As used in this section only, “we”, “our” and “us” refers to IR plc.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select. Unless otherwise specified in the applicable prospectus supplement, the warrant agreements and the warrants will be governed by and construed in accordance with the law of the State of New York.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•

our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF INGERSOLL-RAND SHARE CAPITAL

The following description of IR plc’s share capital is a summary. This summary is not complete and is subject to the complete text of IR plc’s memorandum and articles of association previously filed with the Commission and to the Irish Companies Act 2014 (the “Irish Companies Act”). We encourage you to read those documents and laws carefully.

Capital Structure

Authorized Share Capital. The authorized share capital of IR plc is €40,000 and US$1,175,010,000 divided into 40,000 ordinary shares with a nominal value of €1 per share, 1,175,000,000 ordinary shares with a nominal value of US$1.00 per share and 10,000,000 preferred shares with a nominal value of US$0.001 per share.

IR plc may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association and subject to the maximum authorized by shareholders from time to time.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. The shareholders of IR plc adopted an ordinary resolution at the 2017 annual general meeting of the Company on June 8, 2017 authorizing the directors of IR plc to issue up to an aggregate nominal amount of $90,154,373 (90,154,373 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 11, 2017), for a period of 18 months from June 8, 2017.

The authorized share capital may be increased or reduced by way of an ordinary resolution of IR plc’s shareholders. The shares comprising the authorized share capital of IR plc may be divided into shares of such par value as the resolution shall prescribe.

The rights and restrictions to which the ordinary shares are subject are prescribed in IR plc’s articles of association. IR plc’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by IR plc. The IR plc board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares (other than the authority to allot shares referred to above) unless expressly provided by the terms of that class or series or shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record; accordingly, IR plc’s articles of association do not provide for the issuance of fractional shares of IR plc, and the official Irish register of IR plc will not reflect any fractional shares.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of IR plc’s shareholders where shares in IR plc are to be issued for cash. However, IR plc initially opted out of these pre-emption rights on its incorporation in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, IR plc’s articles of association provide that this opt-out must be so renewed. A special resolution requires not less than 75% of the votes of IR plc’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of IR plc pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution). Shareholders of IR plc passed a special resolution at the 2017 annual general meeting of the Company on June 8, 2017 authorizing the directors of IR plc to opt out of pre-emption rights with respect to equity securities with up to an aggregate nominal value of $13,659,753 (13,659,753 shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of April 11, 2017), for a period of 18 months from June 8, 2017.

The articles of association of IR plc provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which IR plc is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization.

IR plc is subject to the rules of the NYSE that require shareholder approval of certain share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of IR plc less accumulated realized losses of IR plc. In addition, no distribution or dividend may be made unless the net assets of IR plc are equal to, or in excess of, the aggregate of IR plc’s called up share capital plus undistributable reserves and the distribution does not reduce IR plc’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund, the revaluation reserve, and the amount by which IR plc’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed IR plc’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not IR plc has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of IR plc. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Act, which gives a “true and fair view” of IR plc’s unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland). The most recent relevant financial statements of IR plc, as of December 31, 2016, show distributable reserves of approximately $12.2 billion.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of IR plc. IR plc’s articles of association authorize the directors to declare such dividends as appear justified from the profits of IR plc without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of IR plc may deduct from any dividend payable to any member all sums of money (if any) payable by such member to IR plc in relation to the shares of IR plc.

The directors of IR plc are also entitled to issue shares with preferred rights to participate in dividends declared by IR plc. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Certain Tax Considerations—Irish Tax Considerations” below.

Share Repurchases, Redemptions and Conversions

Overview

Article 3(d) of IR plc’s articles of association provides that any ordinary share which IR plc has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by IR plc will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by IR plc.” If the articles of association of IR plc did not contain Article 3(d), repurchases by IR plc would be subject to many of the same rules that apply to purchases of IR plc shares by subsidiaries described below under “—Purchases by Subsidiaries of IR plc,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of IR plc, we are referring to the redemption of ordinary shares by IR plc pursuant to Article 3(d) of the articles of association or the purchase of ordinary shares of IR plc by a subsidiary of IR plc, in each case in accordance with the IR plc articles of association and Irish company law as described below.

Repurchases and Redemptions by IR plc

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares for that purpose. IR plc currently has distributable reserves which are calculated by reference to the relevant financial statements of IR plc. The most recent relevant financial statements of IR plc, as of December 31, 2016, show distributable reserves of approximately $12.2 billion. Please see “—Dividends.” All redeemable shares must be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem IR plc shares.

The board of directors of IR plc will also be entitled to issue preferred shares which may be redeemed at the option of either IR plc or the shareholder, depending on the terms of such preferred shares. Please see “—Capital Structure—Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by IR plc at any time must not exceed 10% of the nominal value of the issued share capital of IR plc. While IR plc holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by IR plc or re-issued subject to certain conditions.

Purchases by Subsidiaries of IR plc

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of IR plc either on-market or off-market. A general authority of the shareholders of IR plc is required to allow a subsidiary of IR plc to make on-market purchases of IR plc shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of IR plc shares is required. IR plc does not currently seek such authority from its shareholders but may seek such general authority from shareholders in the future. In order for a subsidiary of IR plc to make an on-market purchase of IR plc’s shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of IR plc are listed, became a “recognized stock exchange” for this purpose on March 12, 2010, as a result of the coming into effect of the Irish Companies (Recognised Stock Exchanges) Regulations 2010. For an off-market purchase by a subsidiary of IR plc, the proposed purchase contract must be authorized by special resolution of the shareholders of IR plc before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of IR plc.

The number of shares held by the subsidiaries of IR plc at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of IR plc. While a subsidiary holds shares of IR plc, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of IR plc by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of IR plc has authorized a program to repurchase up to $1.5 billion of its ordinary shares. Based on market conditions, share repurchases will be made from time to time in the open market and in privately negotiated transactions at the discretion of management. The repurchase program does not have a prescribed expiration date. As of September 30, 2017, IR plc had repurchased approximately $494.5 million of its ordinary shares pursuant to this repurchase program.

As noted above, because repurchases of IR plc shares by IR plc will technically be effected as a redemption of those shares pursuant to Article 3(d) of the articles of association, shareholder approval for such repurchases will not be required.

Bonus Shares

Under IR plc’s articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of IR plc for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, IR plc may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

IR plc may, by ordinary resolution, reduce its authorized share capital in any way. IR plc also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way.

General Meetings of Shareholders

IR plc is required to hold annual general meetings at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year, no more than nine months after IR plc’s fiscal year-end. IR plc has held all of its annual general meetings in Ireland. However, any annual general meeting may be held outside Ireland if a resolution so authorizing is passed at the preceding annual general meeting. Because of the fifteen-month requirement described in this paragraph, IR plc’s articles of association include a provision reflecting this requirement of Irish law. At any annual general meeting, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association.

Extraordinary general meetings of IR plc may be convened by (i) the chairman of the board of directors, (ii) the board of directors, (iii) on requisition of the shareholders holding not less than 10% of the paid up share capital of IR plc carrying voting rights or (iv) on requisition of IR plc’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of IR plc as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all shareholders of IR plc and to the auditors of IR plc. The articles of association of IR plc provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, IR plc’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of IR plc, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of IR plc’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual financial statements, reports of the directors and auditors, the review by the members of the company’s affairs, the appointment of auditors and the approval of the auditor’s remuneration (or delegation of same), the declaration of dividends and the election of directors. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Where there is a contested election and the number of nominees exceeds the number of directors to be elected, then a plurality voting standard shall apply and only those nominees receiving the most votes for the available seats will be elected. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

If the directors become aware that the net assets of IR plc are half or less of the amount of IR plc’s called-up share capital, the directors of IR plc must convene an extraordinary general meeting of IR plc’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

At a general meeting a resolution put to the vote is decided by a poll whereby every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in IR plc’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by IR plc’s articles of association, by such time as is prescribed in the notice of the meeting, and if no time is specified, by no later than 48 hours before the commencement of the meeting. The articles of association of IR plc permit the appointment of proxies by the shareholders to be notified to IR plc electronically.

In accordance with the articles of association of IR plc, the directors of IR plc may from time to time cause IR plc to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of IR plc’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of IR plc’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the objects of IR plc;

•	Amending the articles of association of IR plc;

•	Approving the change of name of IR plc;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of IR plc from a public limited company as a private company;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	The reduction of share capital;

•	Resolving that IR plc be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of shares of IR plc is addressed in the articles of association of IR plc as well as the Irish Companies Act. Any variation of class rights attaching to the issued shares of IR plc must be approved by a special resolution of the shareholders of the class or series affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of a majority of the IR plc ordinary shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting of IR plc if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of IR plc. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of IR plc and any act of the Irish government which alters the memorandum of association of IR plc; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of IR plc; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by IR plc; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of IR plc which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of IR plc will also have the right to inspect all books, records and vouchers of IR plc. The auditors’ report must be circulated to the shareholders with audited consolidated annual financial statements of IR plc prepared in accordance with applicable accounting standards 21 days before the annual general meeting and must be read to the shareholders at IR plc’s annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b)

through a tender offer by a third party for all of the shares of IR plc. Where the holders of 80% or more of IR plc’s shares have accepted an offer for their shares in IR plc, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of IR plc were listed on the Irish Stock Exchange or another regulated stock exchange in the European Union (the “EU”), this threshold would be increased to 90%;

(c)

it is possible for IR plc to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If IR plc is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to IR plc’s shareholders is not all in the form of cash, IR plc’s shareholders may be entitled to require their shares to be acquired at fair value; and

(d)

it is also possible for IR to be acquired by way of a merger with an Irish incorporated company under the Irish Companies Act. Such a merger must be implemented by a court order from the Irish High Court and be approved by a special resolution of IR plc’s shareholders.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, IR plc’s articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 (as amended by the European Communities (Mergers and Divisions of Companies) (Amendment) Regulations 2011) and Part 17 of the Irish Companies Act governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. A shareholder of IR plc must therefore make such a notification to IR plc if as a result of a transaction the shareholder will be interested in 3% or more of the shares of IR plc; or if as a result of a transaction a shareholder who was interested in more than 3% of the shares of IR plc ceases to be so interested. Where a shareholder is interested in more than 3% of the shares of IR plc, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to IR plc. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of IR plc’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to IR plc within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in IR plc concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, IR plc, under the Irish Companies Act, may by notice in writing require a person whom IR plc knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in IR plc’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of IR plc, to give such further information as may be required by IR plc including particulars of such person’s own past or present interests in shares of IR plc. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by IR plc on a person who is or was interested in shares of IR plc and that person fails to give IR plc any information required within the reasonable time specified, IR plc may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are as follows:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)	no voting rights shall be exercisable in respect of those shares;

(c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment shall be made of any sums due from IR plc on those shares, whether in respect of capital or otherwise.

Where the shares in IR plc are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

As provided in IR plc’s articles of association, the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares entitled to vote considered for purposes of this provision as one class, is required for IR plc to engage in any “business combination” with any interested shareholder (generally, a 10% or greater shareholder), provided that the above vote requirement does not apply to:

•	any business combination with an interested shareholder that has been approved by the board of directors; or

•

any agreement for the amalgamation, merger or consolidation of any of IR plc’s subsidiaries with IR plc or with another of IR plc’s subsidiaries if (1) the relevant provisions of IR plc’s articles of association will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (2) the holders of greater than 50% of the voting power of IR plc or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

IR plc’s articles of association provide that “business combination” means:

•

any amalgamation, merger or consolidation of IR plc or one of IR plc’s subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

•

any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of the assets of IR plc or one of IR plc’s subsidiaries; and

•

any issuance or transfer of IR plc’s shares upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any company that is, or would be after such merger or consolidation, an affiliate or associate of an interested shareholder.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of IR plc will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•

the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•

a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in IR plc, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in IR plc if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of IR plc within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for IR plc ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of IR plc (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of IR plc or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per IR plc ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of IR plc in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of IR plc. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of IR plc is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of IR plc and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of IR plc is not permitted to take any action which might frustrate an offer for the shares of IR plc once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by IR plc’s shareholders at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “—Pre-emption Rights, Share Warrants and Share Options” and “—Disclosure of Interests in Shares,” in addition to “—Corporate Governance” below.

Corporate Governance

The articles of association of IR plc allocate authority over the management of IR plc to the board of directors. The board of directors may then delegate management of IR plc to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of IR plc. IR plc currently has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, a Finance Committee, a Technology and Innovation Committee and an Executive Committee. IR plc has also adopted Corporate Governance Guidelines that provide the corporate governance framework for IR plc.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of IR plc, an Irish company, is Ingersoll-Rand plc. IR plc was incorporated in Ireland, as a public limited company on April 1, 2009 with company registration number 469272. IR plc’s fiscal year ends on December 31 and IR plc’s registered address is 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland.

Duration; Dissolution; Rights upon Liquidation

IR plc’s duration will be unlimited. IR plc may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the shareholders of IR plc is required. IR plc may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where IR plc has failed to file certain returns.

The rights of the shareholders to a return of IR plc’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in IR plc’s articles of association or the terms of any preferred shares issued by the directors of IR plc from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of IR plc. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. IR plc’s articles of association provide that the ordinary shareholders of IR plc are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of ordinary shares of IR plc will not have the right to require IR plc to issue certificates for their shares. IR plc will only issue uncertificated ordinary shares.

Stock Exchange Listing

The IR plc ordinary shares are listed on the NYSE under the symbol “IR.”

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

All of our issued ordinary shares are duly and validly issued and fully paid.

Transfer and Registration of Shares

IR plc’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in IR plc. A shareholder of IR plc who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in IR plc’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on IR plc’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on IR plc’s official Irish share register.

We currently intend to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases IR plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. IR plc’s articles of association provide that, in the event of any such payment, IR plc (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the IR plc shares on which we have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in IR plc shares has been paid unless one or both of such parties is otherwise notified by us.

IR plc’s articles of association delegate to IR plc’s secretary or an assistant secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of IR plc shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from IR plc for this purpose) or request that IR plc execute an instrument of transfer on behalf of the transferring party in a form determined by IR plc. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to IR plc’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on IR plc’s official Irish share register (subject to the matters described below).

The directors of IR plc have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

DESCRIPTION OF DEPOSITARY SHARES

The following description of preferred shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the SEC promptly after the offering of that series of preferred shares. As used in this section only, “we”, “our” and “us” refers to IR plc.

General

We may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder’s depositary shares. The preferred share depositary will try to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares; or

•

the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preferred Share Depositary

We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary and the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

The following description of share purchase contracts and share purchase units sets forth certain general terms and provisions of share purchase contracts and share purchase units. This summary does not contain all of the information that you may find useful. The particular terms of the share purchase contracts, the share purchase units and, if applicable, the prepaid securities will be described in the prospectus supplement relating to those securities. For more information, you should review the share purchase contracts, the collateral arrangements and any depositary arrangements relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, each of which will be filed with the SEC promptly after the offering of the securities. As used in this section only, “we”, “our” and “us” refers to IR plc.

We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of ordinary shares or preferred shares at a future date or dates. The price per share of ordinary share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either

•	debt securities; or

•

debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the ordinary shares or preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.

Unless otherwise specified in the applicable prospectus supplement, the share purchase contracts, the share purchase units and the unit agreements pursuant to which the share purchase units will be issued will be governed by and construed in accordance with the law of the State of New York.

MATERIAL TAX CONSIDERATIONS

Luxembourg Tax Considerations

The following summarizes certain Luxembourg taxation principles that may be relevant if you invest in, hold or dispose of the debt securities. Unless otherwise indicated, all information contained in this section is based on laws, regulations and decisions in effect in Luxembourg at the date of this prospectus, which may change in each case. Any changes could apply retroactively and could affect the continued validity of this summary. This summary does not purport to be a comprehensive description of all potential Luxembourg tax considerations that may be relevant to a decision to invest in, own or dispose of the debt securities and is not intended as tax advice to any particular investor. You should consult your tax advisors about the tax consequences of investing in, holding or disposing of the debt securities, including receiving interest on and redemption of the debt securities.

Withholding tax

Except as provided for by the Luxembourg law of 23 December 2005 as amended (the “Law of 23 December 2005”) introducing a domestic withholding tax on certain interest payments to Luxembourg resident individuals only, there is no withholding tax on payments of principal, premium or interest, or on accrued but unpaid interest, in respect of the debt securities, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the debt securities.

In this section, the term “interest” will include accrued or capitalised interest at the sale, repayment or redemption of the debt securities.

The term “paying agent” is defined broadly for this purpose and in the context of the debt securities means any economic operator established in Luxembourg who pays interest on the debt securities to, or ascribes the payment of such interest to or for the immediate benefit of the beneficial owner, irrespective whether the operator is, or acts on behalf of, IR Lux or Lux International or is instructed by the beneficial owner, as the case may be, to collect such payment of interest.

Further, according to the Law of 23 December 2005, interest payments on the debt securities paid by a Luxembourg paying agent will be subject to a withholding tax of 20% (the “20% withholding tax”) if such payments are made to Luxembourg resident individuals. In the event that interest is paid to Luxembourg resident individuals for the immediate benefit of such individuals by a paying agent established in a Member State of the European Union (other than Luxembourg or a Territory) or in a Member State of the European Economic Area, the beneficiary may opt for the application of a 20% flat taxation in accordance with the Law of 23 December 2005 (the “20% tax”). The 20% withholding tax and the 20% tax will operate as a full discharge of income tax for Luxembourg resident individuals acting in the context of the management of their private wealth.

Interest on the debt securities paid by a Luxembourg paying agent to legal entities resident of Luxembourg will not be subject to any withholding tax.

Taxes on income and capital gains

Holders of debt securities resident in Luxembourg are taxed for income on and possible gains derived from the debt securities depending on whether they hold the debt securities in the context of carrying on an enterprise or in the context of managing their private wealth. Resident corporate holders of debt securities are deemed to hold the debt securities in the context of carrying on an enterprise.

If the debt securities are held in the context of carrying on an enterprise, any interest income, whether paid or accrued, and any capital gain or foreign exchange result, whether realized or accrued, derived from the debt securities is subject to Luxembourg income taxes (income tax levied at progressive rates and municipal business tax for Luxembourg resident individuals, and corporate income tax and municipal business tax for Luxembourg corporate holders). For Luxembourg resident individuals receiving the interest as income from their professional assets, the 20% withholding tax levied can be credited against their final tax liability.

If the debt securities are held in the context of managing private wealth, interest income received, including, upon a redemption of the debt securities, the portion of the redemption price corresponding to the accrued but unpaid interest is subject to income tax at progressive rates unless the 20% tax applies. Capital gains realised upon disposal of the debt securities are taxable only if realized within six months from the acquisition of the debt securities or such disposal precedes the acquisition of the debt securities.

Non-resident holders of debt securities are only subject to income taxes in Luxembourg in respect of the debt securities if the debt securities are attributable to a permanent establishment or a permanent representative in Luxembourg, through which the holder of the debt securities carries on an enterprise. Any interest income, whether paid or accrued, and any capital gain or foreign exchange result whether realised or accrued, derived from the debt securities is subject to Luxembourg income taxes (income tax levied at progressive rates and municipal business tax in the case of individuals and corporate income tax and municipal business tax in the case of companies).

Net wealth tax

Corporate holders of debt securities resident in Luxembourg are subject to annual net wealth tax, levied at a rate of 0.5% (without prejudice of the annual fixed minimum net wealth tax), in respect of the debt securities (or at a rate of 0.05% for the portion of the net wealth exceeding EUR 500 million). Non-resident corporate holders of the debt securities are only subject to such net wealth tax in Luxembourg in respect of the debt securities if the debt securities are attributable to a permanent establishment or a permanent representative in Luxembourg, through which the holder carries on an enterprise. Individuals are not subject to Luxembourg net wealth tax.

Registration tax

There is no Luxembourg registration tax, stamp duty or any other similar tax or duty due in Luxembourg by the holders of debt securities as a consequence of the issuance of the debt securities. No Luxembourg registration tax, stamp duty or other similar tax or duty is due either in case of a subsequent repurchase, redemption or transfer of the debt securities. A registration duty may however apply (i) upon voluntary registration (présentation à l’enregistrement) of the debt securities (and/or any documents in connection therewith) in Luxembourg, or (ii) if the registration of the debt securities (and/or any documents in connection therewith) are (a) enclosed to a compulsorily registrable deed within a mandatory deadline (acte obligatoirement enregistrable dans un délai de rigueur) or (b) deposited with the official records of a notary (déposé au rang des minutes d’un notaire)

Gift and inheritance tax

Inheritance tax is levied in Luxembourg at progressive rates depending on the value of the assets inherited and the degree of relationship. No Luxembourg inheritance tax will be due in respect of the debt securities unless the holder of the debt securities resides in Luxembourg at the time of decease. No Luxembourg gift tax is due upon the donation of debt securities provided that such donation is not registered in Luxembourg.

Value added tax

No Luxembourg value added tax is levied with respect to (i) any payment made in consideration of the issuance of the debt securities, (ii) any payment of interest on the debt securities, (iii) any repayment of principal or upon redemption of the debt securities and (iv) any transfer of the debt securities.

Luxembourg value added tax may, however, be payable in respect of fees charged for certain services rendered to IR Lux or Lux International, if for Luxembourg value added tax purposes such services are rendered, or are deemed to be rendered in Luxembourg and an exemption from value added tax does not apply with respect to such services.

United States Federal Income Tax Considerations

The following is a summary of the material United States federal income tax consequences, as of the date of this document, of the ownership of our debt securities, ordinary shares, preferred shares, depositary shares or warrants by beneficial owners that purchase the debt securities, shares or warrants in connection with their initial issuance, and that hold the debt securities, shares or warrants as capital assets. Except where otherwise noted, this summary only addresses United States federal income tax consequences to holders that are “United States holders.” For purposes of this summary, you are a “United States holder” if you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

For purposes of this summary, you are a “non-United States holder” if you are neither a United States holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

This summary is based on current law, which is subject to change, perhaps retroactively, is for general purposes only and should not be considered tax advice. This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of the Medicare tax on net investment income, or of any state, local or non-United States tax laws. In addition, it does not present a description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a trader in securities if you elect to use a mark-to-market method of accounting for your securities holdings;

•	a financial institution;

•	an insurance company;

•	a tax-exempt organization;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a person liable for alternative minimum tax;

•	a person holding debt securities, common shares, preferred shares, depositary shares or warrants as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

•	a person owning, actually or constructively, 10% or more of our voting shares or 10% or more of the voting shares of any of our non-United States subsidiaries;

•	a United States holder whose “functional currency” is not the United States dollar;

•	a United States expatriate;

•	a regulated investment company; or

•	a real estate investment trust.

We cannot assure you that a later change in law will not alter significantly the tax considerations that we describe in this summary. The discussion below assumes that all debt and equity securities issued hereunder will be classified as debt or equity, respectively, for United States federal income tax purposes, and holders should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our debt securities, ordinary shares, preferred shares, depositary shares or warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, ordinary shares, preferred shares, depositary shares or warrants, you should consult your tax advisor.

You should consult your own tax advisor concerning the particular United States federal income tax consequences to you of the ownership and disposition of debt securities, ordinary shares, preferred shares, depositary shares or warrants, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Debt Securities

Consequences to United States Holders

This summary is not intended to include all of the possible types of debt securities that we may issue under this prospectus, including, for example, short-term debt securities, floating rate debt securities, foreign currency debt securities, extendible, reset or renewable debt securities, securities providing for contingent payments, or debt securities that are convertible or exchangeable into our shares. We will describe any additional United States federal income tax consequences resulting from a specific issuance of debt securities in the applicable prospectus supplement.

Payment of Interest

Except as provided below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes. In addition to interest on a debt security (which includes any Luxembourg tax or Irish tax withheld from the interest payments you receive), you will be required to include in income any additional amounts paid in respect of such Irish tax or Luxembourg tax withheld. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). Such interest (including any additional amounts) and any OID (as defined below) on debt securities issued by Ingersoll-Rand plc, Lux International or IR Lux will generally be treated as foreign source income and generally will be considered passive category income for foreign tax credit purposes. You will generally be denied a foreign tax credit for foreign taxes imposed with respect to a debt security where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Original Issue Discount

If you own debt securities issued with original issue discount, which we refer to as “OID” (such debt securities, “original issue discount debt securities”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.

A debt security with an issue price that is less than its “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, i.e., discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial United States holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than payments of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by holders other than corporations and other exempt holders.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an original issue discount debt security, its adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. Your election to accrue market discount on a constant interest method effective as of the day the bond is acquired, applies only to that debt security and may not be revoked. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the Internal Revenue Service. You should consult your own tax advisor before making either election described in this paragraph.

Acquisition Premium; Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security, including an original issue discount debt security, for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the Internal Revenue Service. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of Debt Securities

Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID or market discount that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest, which will be treated as a payment of interest for federal income tax purposes), and the adjusted tax basis of the debt security. Except as described above with respect to market discount or with respect to contingent payment debt instruments, short-term debt securities or foreign currency debt securities, which this summary does not generally discuss, that gain or loss will be capital gain or loss. That gain or loss will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish or Luxembourg tax imposed upon a disposition of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

Consequences to Non-United States Holders

The following is a summary of certain United States federal income and federal withholding tax consequences that will apply to you if you are a non-United States holder of our debt securities.

United States Federal Withholding Tax

Subject to the discussion below concerning backup withholding and FATCA, United States federal withholding tax will not apply to any payment of interest (which for purposes of this discussion includes OID) on a debt security that is issued by IR Company or IR Global and is in registered form under the “portfolio interest” rule, provided that:

•	interest paid on the debt security is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on a debt security is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

•

either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person or (b) you hold your debt securities through certain financial intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest (including OID) on such a debt security made to you will be subject to a 30% United States federal withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed (1) IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt security is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”). Alternative documentation may be applicable in certain situations. The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a debt security.

United States Federal Income Tax

Under current United States federal income tax law, interest payments on debt securities issued by IR plc, Lux International or IR Lux that are received by a non-United States holder generally will be exempt from United States federal income tax. However, to receive this exemption you may be required to satisfy certain certification requirements to establish that you are a non-United States holder. You may still be subject to United States federal income tax on interest payments you receive if you are engaged in a trade or business in the United States and interest, including OID, on the debt securities are effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment).

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected earnings and profits for the taxable year, subject to adjustments.

You will generally not be subject to United States federal income tax on the disposition of debt securities unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding

In general, information reporting and backup withholding will not apply to payments of interest that we make to you although you may have to comply with certain certification requirements to establish that you are not a United States person.

Payment of the proceeds from the disposition of debt securities effected at a United States office of a broker generally will not be subject to information reporting or backup withholding if the payor or broker does not have actual knowledge or reason to know that you are a United States person and you comply with certain certification requirements to establish that you are not a United States person.

In addition, proceeds from the disposition of debt securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding provided that such broker is not for United States federal income tax purposes (1) a United States person, (2) a controlled foreign corporation, (3) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (4) a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States. If you receive payments of such amounts outside the United States from a foreign office of a broker described in the preceding sentence, the payment will not be subject to backup withholding tax, but will be subject to information reporting requirements unless (1) you are the beneficial owner and the broker has documentary evidence in its records that the you are not a United States person and certain other conditions are met or (2) you otherwise establish an exemption, and provided that the broker does not have actual knowledge or reason to know that you are a United States person.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-United States financial institutions and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, and, after December 31, 2018, the gross proceeds from the sale or other disposition of, a debt security issued by IR Company or IR Global paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities”

(each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— United States Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

Common Shares, Preferred Shares and Depositary Shares

The consequences of the purchase, ownership or disposition of our shares depend on a number of factors including:

•	the terms of the shares;

•	any put or call or redemption provisions with respect to the shares;

•	any conversion or exchange features with respect to the shares; and

•	the price at which the shares are sold.

You should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the holding and disposition of shares with such terms.

In general, for United States federal income tax purposes, United States holders of depositary shares will be treated as the owners of the underlying preferred shares that are represented by such depositary shares. Deposits or withdrawals of preferred shares by United States holders for depositary shares will not be subject to United States federal income tax.

Taxation of Dividends

The gross amount of distributions you receive on your ordinary shares, preferred shares or depositary shares (including any amounts withheld to reflect Irish withholding tax), will generally be treated as dividend income to you if the distributions are made from IR plc’s current and accumulated earnings and profits, calculated according to United States federal income tax principles. Such income (including withheld taxes) will be includible in your gross income as ordinary income on the day you actually or constructively receive it. You will not be entitled to claim a dividends received deduction with respect to distributions you receive from IR plc.

With respect to non-corporate United States investors, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the current income tax treaty between the United States and Ireland meets these requirements, and IR plc believes it is eligible for the benefits of that treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that IR plc’s ordinary shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. There can be no assurance, however, that IR plc’s preferred shares or depositary shares will be considered readily tradable on an established securities market in the United States or that IR plc’s ordinary shares will be so considered in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), will not be eligible for the reduced rates of taxation regardless of IR plc’s status as a qualified foreign corporation. In addition, the reduced rate will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. In addition, in order for dividends on preferred shares to qualify for the reduced rates of taxation, we must certify that the preferred shares are equity. The United States Treasury Department and the Internal Revenue Service intend to issue regulations providing the appropriate certification procedure; however, it is expected that an annual certification in a public SEC filing or a public statement with a copy filed with the Internal Revenue Service will satisfy this requirement. We intend to file the required certifications that are necessary for the preferred shares to qualify for reduced rates of taxation. You should consult your own tax advisors regarding the application of these rules to your particular circumstances.

Subject to certain conditions and limitations, Irish withholding taxes on dividends may be treated as foreign taxes eligible for credit against a United States holder’s United States federal income tax liability. As discussed further below, for purposes of calculating the foreign tax credit, distributions paid on IR plc’s ordinary shares, preferred shares or depositary shares that are treated as dividends for United States federal income tax purposes may be treated as income from sources outside the United States, in which case such income would generally constitute passive category income. Further, in certain circumstances, if a United States holder:

•	has held IR plc’s ordinary shares, preferred shares or depositary shares for less than a specified minimum period during which such holder is not protected from risk of loss, or

•

is obligated to make payments related to the dividends, such United States holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on such shares. The rules governing the foreign tax credit are complex. United States holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of any distribution exceeds IR plc’s current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your adjusted basis in the ordinary shares, preferred shares or depositary shares, thereby increasing the amount of gain, or decreasing the amount of loss, you will recognize on a subsequent disposition of the shares, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. Consequently, such distributions in excess of IR plc’s current and accumulated earnings and profits would generally not give rise to foreign source income and a United States holder would generally not be able to use the foreign tax credit arising from any Irish withholding tax imposed on such distributions unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

If, for United States federal income tax purposes, IR plc is classified as a “United States-owned foreign corporation,” distributions made to you with respect to your ordinary shares, preferred shares or depositary shares that are taxable as dividends generally will be treated for United States foreign tax credit purposes as (1) foreign source “passive category income” and (2) United States source income, in proportion to IR plc’s earnings and profits in the year of such distribution allocable to foreign and United States sources, respectively. For this purpose, IR plc will be treated as a United States-owned foreign corporation so long as shares representing 50% or more of the voting power or value of IR plc’s shares are owned, directly or indirectly, by United States persons and it is IR plc’s belief that as of the date of this prospectus, United States persons own 50% or more of the voting power and value of IR plc’s ordinary shares. Thus, it is anticipated that only a portion of the dividends received by a United States holder will be treated as foreign source income for purposes of calculating such holder’s foreign tax credit limitation.

Preferred Shares Redemption Premium

Under Section 305(c) of the Code and the applicable regulations thereunder, if in certain circumstances the redemption price of the preferred shares exceeds its issue price by more than a de minimis amount, the difference—which we refer to as “redemption premium”—will be taxable as a constructive distribution to you over time of additional preferred shares. These constructive distributions would be treated first as a dividend to the extent of IR plc’s current and accumulated earnings and profits and otherwise would be subject to the treatment described above for distributions not paid out of current and accumulated earnings and profits. If the preferred shares provide for optional rights of redemption by IR plc at prices in excess of the issue price, you could be required to recognize such excess if, based on all of the facts and circumstances, the optional redemptions are more likely than not to occur. Applicable regulations provide a “safe harbor” under which a right to redeem will not be treated as more likely than not to occur if (1) you are not related to IR plc within the meaning of the regulations; (2) there are no plans, arrangements, or agreements that effectively require or are intended to compel IR plc to redeem the shares and (3) exercise of the right to redeem would not reduce the yield of the shares, as determined under the regulations. Regardless of whether the optional redemptions are more likely than not to occur, constructive dividend treatment will not result if the redemption premium does not exceed a de minimis amount or is in the nature of a penalty for premature redemption. You should also consult the applicable prospectus supplement for information regarding any additional consequences under Section 305(c) in light of the particular terms of an issuance of preferred shares.

Disposition of the Ordinary Shares, Preferred Shares or Depositary Shares

Subject to the redemption rules discussed below, when you sell or otherwise dispose of your ordinary shares, preferred shares or depositary shares you will recognize capital gain or loss in an amount equal to the difference between the amount you realize for the shares and your adjusted tax basis in them. In general, your adjusted tax basis in the ordinary shares will be your cost of obtaining the shares reduced by any previous distributions that are not characterized as dividends. In general, your adjusted tax basis in the preferred shares or depositary shares will be your cost of obtaining those shares increased by any redemption premium previously included in income by you and reduced by any previous distributions that are not characterized as dividends. For foreign tax credit limitation purposes, such gain or loss will generally be treated as United States source gain or loss. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a disposition of an ordinary share, preferred share or depositary share unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. If you are an individual, and the shares being sold or otherwise disposed of are capital assets that you have held for more than one year, your gain recognized will be eligible for reduced rates or taxation. Your ability to deduct capital losses is subject to limitations. A redemption of our ordinary shares, preferred shares or depositary shares may be treated, depending upon the circumstances, as a sale or a dividend. You should consult your tax advisor regarding the application of these rules to your particular circumstances.

Passive Foreign Investment Company

IR plc does not believe that it is, for United States federal tax purposes, a passive foreign investment company (a “PFIC”), and expects to continue its operations in such a manner that it will not become a PFIC. If, however, IR plc is or becomes a PFIC, you could be subject to additional federal income taxes on gain recognized with respect to the ordinary shares, preferred shares or depositary shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred by you under the PFIC rules.

You should consult your own tax advisors concerning the United States federal income tax consequences of holding IR plc’s ordinary shares, preferred shares, depositary shares or warrants if IR plc is considered a passive foreign investment company in any taxable year, including the advisability and availability of making certain elections that may alleviate the tax consequences referred to above.

Information Reporting and Backup Withholding

In general, unless you are an exempt recipient such as a corporation, information reporting will apply to dividends in respect of the ordinary shares, preferred shares or depositary shares or the proceeds received on the sale, exchange, or redemption of those ordinary shares, preferred shares, depositary shares or warrants paid to you within the United States and, in some cases, outside of the United States. Additionally, if you fail to provide your taxpayer identification number, or fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding with respect to such payments. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

Warrants

You will generally not recognize any gain or loss upon the exercise of warrants to purchase IR plc’s ordinary shares or preferred shares except with respect to cash received in lieu of a fractional ordinary share or preferred share. You will have an initial tax basis in the ordinary shares or preferred shares received on exercise of the warrants equal to the sum of your tax basis in the warrants and the aggregate cash exercise price paid in respect of such exercise less any basis attributable to the receipt of fractional shares. Your holding period in the ordinary shares or preferred shares received on exercise of the warrants will commence on the date the warrants are exercised.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your tax basis in the warrant. Such loss will be a long-term capital loss if the warrant has been held for more than one year. Upon the sale or exchange of a warrant, you will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale or exchange and your tax basis in such warrant. Any capital gain or loss you recognize in connection with the lapse, sale or exchange of a warrant will generally be treated as United States source gain or loss for foreign tax credit limitation purposes. Consequently, you may not be able to claim a credit for any Irish tax imposed upon a sale or exchange of a warrant unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Under Section 305 of the Code, you may be deemed to have received a constructive distribution from IR plc, which may result in the inclusion of ordinary dividend income, in the event of certain adjustments, or the failure to make certain adjustments, to the number of ordinary shares or preferred shares to be issued upon exercise of a warrant.

If a decision is made to issue warrants exercisable into securities other than IR plc’s ordinary shares or preferred shares, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Share Purchase Contracts and Share Purchase Units

If a decision is made to issue share purchase contracts or share purchase units, we will discuss the relevant income tax consequences in the applicable prospectus supplement.

Treatment of Certain Irish Taxes

Any stamp duty or Irish capital acquisitions tax imposed on a United States holder as described below under the heading “—Irish Tax Considerations” will not be creditable against United States federal income taxes, although a United States holder may be entitled to deduct such taxes, subject to applicable limitations under the Code. United States holders should consult their tax advisors regarding the tax treatment of these Irish taxes.

Irish Tax Considerations

The following is a summary of the principal Irish tax consequences for individuals and companies of ownership of debt securities and ordinary shares issued by IR plc based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below. It deals with holders who beneficially own their debt securities or ordinary shares as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding debt securities or ordinary shares, such as dealers in securities, trusts, insurance companies, collective investment schemes and individuals who have or may be deemed to have acquired their debt securities or ordinary shares by virtue of an office or employment. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the debt securities or ordinary shares should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the debt securities or ordinary shares and the receipt of interest or dividends thereon under the laws of their country of residence, citizenship or domicile.

Taxation Of Holders Of Debt Securities

Withholding Tax

In general, tax at the standard rate of income tax (currently 20 percent), is required to be withheld from payments of Irish source interest which should include interest payable on the debt securities issued by Irish incorporated or Irish tax-resident entities. No such entity will be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a debt security so long as the relevant debt security is a quoted Eurobond, namely a security which is issued by a company (such as IR plc), is listed on a recognized stock exchange (such as the New York Stock Exchange) and carries a right to interest. To the extent that any Irish incorporated or Irish tax-resident entities make a payment of interest, the relevant debt securities will be listed on the NYSE or another recognized stock exchange. Provided that the debt securities issued by Irish incorporated or Irish tax-resident entities are interest bearing and are listed on a recognized stock exchange, interest paid on them can be paid free of withholding tax provided:

•	the person by or through whom the payment is made is not in Ireland; or

•	the payment is made by or through a person in Ireland and either:

•	the debt security is held in a clearing system recognized by the Irish Revenue Commissioners; (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognized); or

•

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

Thus, so long as the debt securities carry a right to interest, continue to be quoted on a recognized stock exchange and are held in a recognized clearing system, interest on the debt securities can be paid by any paying agent acting on behalf of Irish incorporated or Irish tax-resident entities without any withholding or deduction for or on account of Irish income tax. If the debt securities continue to be quoted but cease to be held in a recognized clearing system, interest on the debt securities may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a paying agent outside Ireland.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20 percent) from interest on any debt security, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of any holder. There is an exemption from encashment tax where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank.

Income Tax, PRSI and Universal Social Charge

Notwithstanding that a holder may receive interest on the debt securities free of withholding tax, the holder may still be liable to pay Irish income tax with respect to such interest. Holders which are resident or ordinarily resident in Ireland who are individuals may be liable to pay Irish income tax, pay related social insurance (PRSI) contributions and the universal social charge in respect of interest they receive on the debt securities.

Interest paid on the debt securities by Irish incorporated or Irish tax-resident entities (either as issuer or as a guarantor) may have an Irish source and therefore may be within the charge to Irish income tax. In the case of holders who are non-resident individuals such holders may also be liable to pay the universal social charge in respect of interest they receive on the debt securities.

Ireland operates a self-assessment system in respect of tax and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

There are a number of exemptions from Irish income tax available to certain non-residents. Firstly, interest payments made by an Irish resident entity in the ordinary course of its business are exempt from income tax provided the recipient is not resident in Ireland and is a company resident in a Relevant Territory which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or, where the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed. Secondly, interest paid by an Irish tax-resident or Irish incorporated entity free of withholding tax under the quoted Eurobond exemption is exempt from income tax, where the recipient is a person not resident in Ireland and resident in a Relevant Territory. For these purposes, Relevant Territory means a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty and residence is determined under the terms of the relevant double tax treaty or in any other case, the law of the country in which the recipient claims to be resident. Interest falling within either of the above exemptions is also exempt from the universal social charge.

Notwithstanding these exemptions from income tax, a corporate recipient that carries on a trade in Ireland through a branch or agency in respect of which the debt securities are held or attributed, may have a liability to Irish corporation tax on the interest.

Relief from Irish income tax may also be available under the specific provisions of a double tax treaty between Ireland and the country of residence of the recipient.

Interest on the debt securities which does not fall within the above exemptions is within the charge to income tax, and, in the case of holders who are individuals, is subject to the universal social charge. In the past the Irish Revenue Commissioners have not pursued liability to income tax in respect of persons who are not regarded as being resident in Ireland except where such persons have a taxable presence of some sort in Ireland or seek to claim any relief or repayment in respect of Irish tax. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder.

Capital Gains Tax

A holder of debt securities will not be subject to Irish tax on capital gains on a disposal of debt securities unless (i) such holder is either resident or ordinarily resident in Ireland or (ii) such holder carries on a trade or business in Ireland through a branch or agency in respect of which the debt securities were used or held or (iii) the debt securities cease to be listed on a stock exchange in circumstances where the debt securities derive their value or more than 50% of their value from Irish real estate, mineral rights or exploration rights.

Capital Acquisitions Tax

A gift or inheritance of debt securities will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs will be levied at 33 percent) if either (i) the disposer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disposer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the debt securities are regarded as property situate in Ireland (i.e. if the debt securities are physically located in Ireland or if the register of the debt securities is maintained in Ireland).

Stamp Duty

The issue of debt securities will not give rise to a charge to Irish stamp duty.

The Revenue Commissioners have confirmed in the past that transfers of debt securities effected by means of a transfer through the electronic trading system run by DTC in the United States will, as a concession, be treated as being exempt from a charge to Irish stamp duty. However, there can be no assurance that the Irish Revenue Commissioners will apply this treatment in the case of any holder.

A transfer of debt securities issued by an issuer incorporated outside Ireland will be exempt from stamp duty unless the transfer relates to securities of an Irish incorporated issuer or Irish land or mineral rights.

The transfer of debt securities will not give rise to a charge to stamp duty where the debt securities meet all of the following conditions:

•	they do not carry a right of conversion into stocks or marketable securities (other than loan capital of a company having a register in Ireland or into loan capital having such a right);

•	they do not carry rights of the same kind as shares in the capital of a company, including rights such as voting right, a share in the profits or a share in the surplus on liquidation;

•	they are not issued for a price which is not less than 90 percent of their nominal value; and

•

they do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to loan capital.

The transfer of debt securities solely by way of delivery will not give rise to a charge to stamp duty.

Where no exemption applies, the transfer of debt securities will give rise to a charge to Irish stamp duty at the rate of one percent of the higher of the market value or the consideration paid.

Taxation Of Payments Under The Guarantee

Payments in the nature of interest, by any Irish incorporated or Irish tax-resident entity, under the guarantee may be liable to Irish tax. No such entity will be obliged to make any deduction or withholding for or on account of Irish tax provided that (i) the beneficial owner of such payment is, by virtue of the law of a Relevant Territory, resident for the purposes of tax in a Relevant Territory which imposes a tax that generally applies to interest receivable in that Relevant Territory by companies from sources outside that Relevant Territory or, where the interest is exempted from the charge to Irish income tax under the terms of a double tax agreement which is either in force or which will come into force once all ratification procedures have been completed, and (ii) such holder does not receive any payment under the Guarantee in connection with a trade or business which is carried on by such person through a branch or agency in Ireland. For these purposes, Relevant Territory means a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty.

Taxation Of Holders Of Ordinary Shares

Withholding Tax on Dividends

Distributions made by IR plc will generally be subject to dividend withholding tax (“DWT”) at the standard rate of income tax (currently 20 percent) unless one of the exemptions described below applies. For DWT purposes, a dividend includes any distribution made by IR plc to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. IR plc is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

In particular, a non-Irish resident shareholder will not be subject to DWT on dividends received from IR plc if the shareholder is:

•	an individual shareholder resident for tax purposes in a Relevant Territory, and the individual is neither resident nor ordinarily resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a Relevant Territory;

•

a corporate shareholder resident for tax purposes in a Relevant Territory provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75 percent parent) is substantially and regularly traded on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•

a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker (in the case of shares held beneficially) or to IR plc’s transfer agent (in the case of shares held directly).

If any shareholder that is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Notwithstanding the exemptions described above, the Irish Revenue Commissioners have confirmed to IR plc that certain categories of shareholder will be exempt from DWT provided that they meet the conditions set out below. It is worth noting that IR plc has an agreement in place with The Bank of New York Mellon (which is recognized by the Irish Revenue Commissioners as a “qualifying intermediary”) which satisfies one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement generally provides for certain arrangements relating to cash distributions in respect of those shares of IR plc (the “Deposited Securities”) that are held through DTC. The agreement provides that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the Deposited Securities, after IR plc delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

IR plc will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described below. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT. Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html.

For these purposes, Relevant Territory means a Member State of the European Union (other than Ireland) or a country with which Ireland has signed a double tax treaty.

Shares Held by U.S. Resident Shareholders

Dividends paid on IR plc’s shares that are owned by residents of the U.S. and held beneficially through DTC will not be subject to DWT provided that the address of the beneficial owner of the shares in the records of the broker is in the U.S.

Up until July 13, 2018, dividends paid on IR plc’s shares that are owned by residents of the U.S. and held directly will not be subject to DWT provided that the shareholder has provided a valid Form W-9 showing a U.S. address or a valid U.S. taxpayer identification number to IR plc’s transfer agent. For dividends paid after July 13, 2018, residents of the U.S. holding shares in IR plc directly will only receive such dividends without DWT if they have provided an appropriate and validly completed Irish dividend withholding tax form. U.S. resident shareholders who hold their shares directly are encouraged to provide the relevant dividend withholding tax form by no later than July 12, 2018 to avoid DWT being applied to future dividends paid by IR plc.

Links to the various Irish Revenue forms are available at http://www.revenue.ie.en/tax/dwt/forms/index.html.

If any shareholder who is resident in the U.S. receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of Relevant Territories Other Than the U.S.

Shareholders who are residents of Relevant Territories other than the U.S. must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without DWT.

Please note that this exemption from DWT does not apply to a Company shareholder (other than a body corporate) that is resident or ordinarily resident in Ireland or to a body corporate that is under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland.

However, it may be possible for such a shareholder to rely on a double tax treaty to limit the applicable DWT.

If any shareholder who is resident in a Relevant Territory receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividend payments on their IR plc shares.

Shareholders that are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish forms and provide them to their brokers (in the case of shares held beneficially), or to IR plc’s transfer agent (in the case of shares held directly).

Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisor.

Timing

In all cases, shareholders must ensure that they have provided the appropriate U.S. forms or Irish dividend withholding tax forms to their brokers (so that such brokers can further transmit the relevant information to IR plc’s qualifying intermediary) before the record date for the next dividend payment to which they are entitled (in the case of shares held beneficially), or to IR plc’s transfer agent at least 7 business days before such record date (in the case of shares held directly). IR plc strongly recommends that shareholders complete the appropriate forms and provide them to their brokers or to IR plc’s transfer agent, as the case may be, as soon as possible.

Income Tax on Dividends Paid on IR plc Shares

Irish income tax can arise in respect of dividends paid by Irish resident companies.

A shareholder who is not resident or ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no liability to Irish income tax or the universal social charge on a dividend from IR plc unless he or she holds his or her Company shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder who is not resident or ordinarily resident in Ireland and who is not entitled to an exemption from DWT generally has no additional liability to Irish income tax or universal social charge unless he or she holds his or her shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by IR plc discharges such liability to Irish income tax provided that the shareholder furnishes the statement of DWT imposed to the Irish Revenue Commissioners.

Irish resident or ordinarily resident shareholders may be subject to Irish tax and/or PRSI and the universal social charge on dividends received from IR plc. A shareholder who is a resident of a Relevant Territory or is otherwise exempt from DWT but who receives Irish resident or ordinarily resident shareholders may be subject to Irish tax and/or PRSI and the universal social charge on dividends. Such shareholders should consult their own tax advisor.

Irish Tax on Chargeable Gains

Holders of shares in IR plc who are not resident nor, in the case of individuals, ordinarily resident for tax purposes in Ireland should not be liable for Irish tax on chargeable gains realised on a subsequent disposal of their shares unless such shares are used, held or acquired for the purposes of a trade or business carried on by such holder in Ireland through a branch or agency.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of shares in IR plc irrespective of the place of residence, ordinary residence or domicile of the parties. This is because the shares in IR plc are regarded as property situated in Ireland as the share register of IR plc must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33 percent above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT.

Stamp Duty

A transfer of shares in IR plc by a seller who holds shares through DTC to a buyer who holds the acquired shares through DTC will not be subject to Irish stamp duty (unless the transfer involves a change in the nominee that is the record holder of the transferred shares).

A transfer of shares in IR plc by a seller who holds shares directly to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher). Stamp duty is a liability of the buyer or transferee.

A shareholder who holds shares in IR plc directly may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares. In order to benefit from this exemption from stamp duty, the seller must confirm to IR plc that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Because of the potential Irish stamp duty on transfers of shares in IR plc, IR plc strongly recommends that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account, so that their shares are held beneficially, as soon as possible.

IR plc currently intends to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases, IR plc may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. IR plc’s articles of association provide that, in the event of any such payment, IR plc (i) may seek reimbursement from the transferor or transferee (at its discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at its discretion), and (iii) will have a lien against IR plc shares on which it has paid stamp duty and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in shares in IR plc has been paid unless one or both of such parties is otherwise notified by IR plc.

PLAN OF DISTRIBUTION

We may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We or any of our agents may directly solicit offers to purchase these securities. If required, the applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. If required, we will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If required, the prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If required, the applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

The validity of the debt securities, depositary shares, share purchase contracts, share purchase units and warrants that may be issued under this prospectus will be passed upon by Simpson Thacher & Bartlett LLP, Washington, D.C. The validity of the ordinary shares and preferred shares that may be issued by IR plc under this prospectus and particular matters concerning the laws of Ireland will be passed upon by Arthur Cox, Solicitors, Ireland.

EXPERTS

The financial statements and financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

IR plc has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

IR Lux has been advised by its Luxembourg counsel, Loyens & Loeff, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Luxembourg. There is no treaty between Luxembourg and the United States providing for the reciprocal enforcement of foreign judgment. Enforcement of a judgment obtained against a Luxembourg company in a court in the United States by Luxembourg courts will be subject to the applicable enforcement procedure (exequatur). Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

(a)	the foreign court order must be final and duly enforceable (executoire) in the country of origin,

(b)	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules,

(c)	the foreign procedure must have been regular according to the laws of the country of origin,

(d)	the foreign decision must not violate the rights of defence,

(e)	the foreign court must have applied the law which is designated by Luxembourg conflict of law rules, or, at least, the order must not contravene the principles underlying these rules,

(f)	the considerations of the foreign order as well as the judgment as such must not contravene Luxembourg international public order, and

(g)	the foreign order must not have been rendered subsequent to an evasion of Luxembourg law (fraude à la loi).

It may be difficult for a securityholder to effect service of process within the U.S. or to enforce judgments obtained against any of IR plc, Irish Holdings, IR Lux or Lux International in U.S. courts. Each of IR plc, Irish Holdings, IR Lux and Lux International has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having IR Company, a New Jersey corporation and wholly-owned subsidiary of IR plc, be its U.S. agent appointed for that purpose. IR Company is located at 800-E Beaty Street, Davidson, North Carolina 28036. A judgment obtained against any of IR plc, Irish Holdings, IR Lux or Lux International in a U.S. court would be enforceable in the United States but could be executed upon only to the extent such company has assets in the United States. An Irish court may impose civil liability on IR plc or Irish Holdings, or their respective directors or officers, and a Luxembourg court may impose civil liability on IR Lux or Lux International, or their respective directors or officers in a suit brought against IR Lux or Lux International or its directors or officers, with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Irish law or Luxembourg law, as the case may be.

Ingersoll-Rand plc

Ingersoll-Rand Global Holding Company Limited

Ingersoll-Rand Luxembourg Finance S.A.

Ingersoll-Rand Lux International Holding Company S.à r.l.

Ingersoll-Rand Irish Holdings Unlimited Company

Ingersoll-Rand Company